                                                                     EXHIBIT 3.5



                                  FVP GP, L.P.
                      FIRST AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP





THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION. SUCH LIMITED PARTNERSHIP INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM. IN ADDITION, TRANSFER OR OTHER DISPOSITION OF SUCH LIMITED PARTNERSHIP INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT. PURCHASERS OF LIMITED PARTNERSHIP INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                               TABLE OF CONTENTS

                                                                                                                            PAGE

ARTICLE I                 Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   1

ARTICLE II                Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   9
2.1  Formation and Continuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   9
2.2  Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   9
2.3  Place of Business and Office; Registered Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   9
2.4  Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  10
2.5  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  10
2.6  Qualification in Other Jurisdictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  10

ARTICLE III               Partners and Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  10
3.1  General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  10
3.2  Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  11
3.3  Partnership Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  13
3.4  [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  14
3.5  Liability of Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  14
3.6  Default in Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  15
3.7  Nonconforming Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  18
3.8  Conversion of Certain Limited Partnership Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  21
3.9  [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  23
3.10 Fund Investors; Special Purpose Corporations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  23
3.11 Deferral of Capital Commitment Payments; Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  24

ARTICLE IV                Distributions; Allocation of Profits and
                          Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  27
4.1  Distributions -- General Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  27
4.2  Division of Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  28
4.3  [Intentionally Omitted]  .   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  30
4.4  Capital Accounts and Adjusted Capital Accounts; Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  31
4.5  Tax Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  35

ARTICLE V                 Rights and Duties of the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  35
5.1  Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  35
5.2  Duties and Obligations of the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  38
5.3  Other Businesses of Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  39
5.4  Authority of Partners to Deal with Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  40
5.5  Partnership Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  40
5.6  Exculpation and Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  40

ARTICLE VI

[Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . .  42

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----


ARTICLE VII               Transferability of General Partner's Interest   . . . . . . . . . . . . . . . . . . . . . . .. . .  42
7.1  Assignment of the General Partner's Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  42
7.2  Removal of the General Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  42
7.3  Liability of Person Ceasing to be General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  44

ARTICLE VIII              Transferability of Limited Partnership  Interests . . . . . . . . . . . . . . . . . . . . . .. . .  45
8.1  Restrictions on Transfers of Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  45
8.2  Assignees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  48
8.3  Substituted Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  49
8.4  Incapacity of a Limited Partner; Transfer Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  50
8.5  Transfers During a Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  51

ARTICLE IX                Dissolution, Liquidation and Termination of  the Partnership  . . . . . . . . . . . . . . . .. . .  51
9.1  Dissolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  51
9.2  Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  52

ARTICLE X                 Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
10.1  Adoption of Amendments; Limitations Thereon . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  54
10.2  Amendment of Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  55

ARTICLE XI                Consents, Voting and Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  56
11.1  Method of Giving Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  56
11.2  Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  56
11.3  Record Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  56
11.4  Submissions to Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  56

ARTICLE XII               Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  57
12.1  Power of Attorney.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  57

ARTICLE XIII              Records and Accounting; Reports; Fiscal  Affairs  . . . . . . . . . . . . . . . . . . . . . .. . .  58
13.1  Records and Accounting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  58
13.2  Annual Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  59
13.3  Tax Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  59
13.4  Interim Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  59
13.5  Partnership Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . .  59

                               TABLE OF CONTENTS

                                                                                                                           PAGE
                                                                                                                           ----


ARTICLE XIV               Representations, Warranties and Covenants of
                          the Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
14.1  Representations, Warranties and Covenants of the Limited Partners . . . . . . . . . . . . . . . . . . . . . . . . . .  60
14.2  Representations, Warranties and Covenants of the General Partner  . . . . . . . . . . . . . . . . . . . . . . . . . .  61
14.3  Representations, Warranties and Covenants of All
                          Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE XV                Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
15.1   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
15.2   GOVERNING LAW; SEPARABILITY OF PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
15.3   JUDICIAL PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
15.4   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
15.5   Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
15.6   Binding Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
15.7   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
15.8   Reproduction of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
15.9   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
15.10  No Right to Partition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
15.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
15.12  [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
15.13  Exculpation of Certain Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                  FVP GP, L.P.
                      FIRST AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP


                          FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED
PARTNERSHIP OF FVP GP, L.P., dated as of August __, 1995, among FrontierVision Inc., a Delaware corporation, as General Partner, and John S. Koo and each additional party that shall be admitted as a limited partner, as Limited Partners.

                              W I T N E S S E T H:

                          FrontierVision Inc., as general partner of the
Partnership, and Allan H. Cohen, as a limited partner, entered into an agreement of limited partnership dated as of April 14, 1995 and formed a limited partnership under the laws of the State of Delaware under the name FVP GP, L.P. John S. Koo was subsequently admitted as a limited partner of the Partnership and, immediately thereafter, Allan H. Cohen withdrew as a limited partner of the Partnership.

                          The parties now wish (i) to amend and restate as
hereinafter set forth the original agreement of limited partnership; (ii) to admit additional Limited Partners to the Partnership; and (iii) to continue the business of the Partnership.

                          In consideration of the mutual covenants and
agreements herein made and intending to be legally bound, the parties hereby agree as follows:


                                   ARTICLE I

                                 Defined Terms

                          The following defined terms used in this Agreement
shall, unless the context otherwise requires, have the meanings specified in this Article I.

                          "Adjusted Capital Account" shall mean, with respect
to any Partner, the balance in such Partner's Capital Account as of the end of the relevant Fiscal Year or period, adjusted as follows:

                          (i) Credit to such Capital Account the sum of (x) any amount which such Partner is obligated or has agreed to contribute (but has not yet contributed) to the Partnership and (y) the amount which such Partner is deemed to be obligated to restore pursuant to the penultimate sentence of

                 Treas. Reg. Section 1.704-2(g)(1) and the penultimate sentence of Treas. Reg. Section 1.704-2(i)(5); and

                          (ii) Debit to such Capital Account the items described in subclauses (4), (5) and (6) of Treas. Reg.
                 Section 1.704- 1(b)(2)(ii)(d).

                          "Affiliate" of, or a Person "Affiliated" with, a
specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                          "Agreement" shall mean this First Amended and
Restated Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                          "Alien" shall mean a foreign government or its
representative.

                          "Attributable Limited Partner" shall mean any Limited
Partner that is not a Non-Attributable Limited Partner.

                          "Attributable Person" shall have the meaning
specified in paragraph 14.3.1.

                          "Bankruptcy" shall mean, with respect to a Person,
(i) that such Person has (A) made an assignment for the benefit of creditors;
(B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Person an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Person any reorganization, arrangement, composition, readjust ment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; (ii) 90 days have elapsed after the commencement of any proceed ing against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) 60 days have elapsed since the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 60 days after the expiration of such stay.

                          "Capital Account" shall mean the capital account of
each Partner as determined and maintained by the Partnership in accordance with paragraph 4.4 hereof.

                          "Capital Call Expiration Date" shall have the meaning
specified in paragraph 3.3.1(b).

                          "Capital Commitment" of a Partner shall mean the
amount set forth under the caption "Capital Commitment" opposite the name of such Partner on Schedule A, as it may be amended from time to time pursuant to paragraph 10.1.2, but shall be reduced by the amount, if any, of such Partner's Unused Capital Commitment after the Capital Call Expiration Date.

                          "Capital Contributions" of a Partner shall mean the
total amount of contributions such Partner has made to the Partnership pursuant to paragraph 3.3.1 as of the date in question.

                          "Class X Limited Partner" shall mean any Partner
holding a Class X Limited Partnership Interest.

                          "Class X Limited Partnership Interest" shall mean,
with respect to any Partner, the Interest of a Limited Partner designated as a Class X Limited Partnership Interest on Schedule A hereto.

                          "Class Y Limited Partner" shall mean any Partner
holding a Class Y Limited Partnership Interest.

                          "Class Y Limited Partnership Interest" shall mean,
with respect to any Partner, the Interest of a Limited Partner designated as a Class Y Limited Partnership Interest on Schedule A hereto.

                          "Class Z Limited Partner" shall mean any Partner
holding a Class Z Limited Partnership Interest.

                          "Class Z Limited Partnership Interest" shall mean,
with respect to any Partner, the Interest of a Limited Partner designated as a Class Z Limited Partnership Interest on Schedule A hereto.

                          "Code" shall mean the Internal Revenue Code of 1986,
as amended, or any successor federal income tax code.

                          "Communications Act" means the Communications Act of
1934, as amended from time to time.

                          "Consent" shall mean the approval of a Person, given
as provided in paragraph 11.1, to do the act or thing for which the approval is solicited, or the act of granting such approval, as the context may require. Reference to the Consent of a majority or specified percentage in Interest of the Limited Partners or of a class or classes of Limited Partners shall mean, except as set forth in paragraphs 3.2.4 and 3.6, the Consent of Limited Partners entitled to approve the act or thing for which approval is solicited in accordance with the terms of this Agreement whose aggregate Capital Contributions represent more than fifty percent (50%) or not less than the specified percentage, as the case may be, of the aggregate Capital Contributions of all such Limited Partners.

                          "Defaulting Partner" shall have the meaning specified
in paragraph 3.6.1.

                          "Disposition" of an Investment shall mean the sale,
exchange, or other disposition by FrontierVision of all or any portion of that Investment, and shall include the receipt by FrontierVision of a liquidating dividend or other like distribution (including such a distribution resulting from a refinancing).

                          "Disposition Proceeds" shall mean the proceeds
realized from any Disposition less all expenses related thereto as determined in accordance with generally accepted accounting principles consistently applied.

                          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                          "ERISA Partner" shall mean any Limited Partner that
is an employee benefit plan subject to ERISA, a "benefit plan investor" within the meaning of the Plan Asset Regulations or a Governmental Plan.

                          "Excess Capital Account" shall mean, with respect to
a Partner, the excess, if any, of (i) the positive balance of such Partner's Adjusted Capital Account over (ii) such Partner's Unrecouped Capital Contributions.

                          "FCC" means the Federal Communications Commission (or
any successor thereto).

                          "FCC Regulatory Issue" shall mean any event,
occurrence or circumstance that would cause the Partnership, FrontierVision and/or any Operating Entity to be in violation of the Communications Act or the rules or regulations promulgated thereunder (with or without an actual finding thereof by the FCC).

                          "Fiscal Year" shall mean the calendar year or, in the
case of the first and the last fiscal years, the fraction thereof commencing on the date on which the Partnership is formed under the Partnership Act or ending on the date on which the winding up of the Partnership is completed, as the case may be.

                          "FrontierVision" shall mean FrontierVision Partners,
L.P., a Delaware limited partnership.

                          "FrontierVision Advisory Committee" shall mean that
committee selected, and performing the functions, as provided in Article VI of the FrontierVision Partnership Agreement.

                          "FrontierVision Inc." shall mean FrontierVision Inc.,
a Delaware corporation.

                          "FrontierVision Partnership Agreement" shall mean the
First Amended and Restated Agreement of Limited Partner of FrontierVision, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                          "FrontierVision Purchase Agreement" shall mean the
Limited Partnership Interest and Notes Purchase Agreement dated as of July 28, 1995 by and between FrontierVision, the Partnership and the Class A and Class B Limited Partners of FrontierVision.

                          "Fund Investor" shall have the meaning specified in
paragraph 3.10.

                          "General Partner" shall mean FrontierVision Inc.,
and/or any other Person which becomes a successor or additional general partner of the Partnership as provided herein, in such Person's capacity as a general partner of the Partnership.

                          "Governmental Plan" shall mean a "governmental plan"
within the meaning of Section 3(32) of ERISA.

                          "GP Principal" shall mean any general partner of the
Partnership, and any shareholder of a corporation that is a general partner of the Partnership, and shall include James C. Vaughn and John S. Koo.

                          "GP Special Allocation Percentage" shall have the
meaning specified in paragraph 4.2.2(a) of the FrontierVision Partnership Agreement.

                          "Incapacity" shall mean, as to any Person, (i) the
adjudication of incompetence or insanity of such Person, or the Bankruptcy of such Person, or (ii) the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

                          "Indemnitee" shall have the meaning specified in
paragraph 5.6.1.

                          "Interest" shall mean the entire interest(s) of a
Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

                          "Investment" shall have the meaning specified in
paragraph 2.4 of the FrontierVision Partnership Agreement.

                          "JPMIC" shall mean J.P. Morgan Investment
Corporation, a Delaware corporation.

                          "Junior Subordinated Notes" shall have the meaning
specified in the FrontierVision Purchase Agreement.

                          "Koo Employment Agreement" shall mean the employment
agreement, dated as of April 17, 1995, by and between the Partnership and John
S. Koo, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                          "Koo Termination Event" shall have the meaning
specified in paragraph 4.2.2(d) of the FrontierVision Partnership Agreement.

                          "Limited Partner" shall mean any Person that is a
limited partner of the Partnership at the time of reference thereto, in such Person's capacity as a limited partner of the Partnership.

                          "Limited Partnership Interests" shall mean,
collectively, the Class X Limited Partnership Interests, the Class Y Limited Partnership Interests and the Class Z Limited Partnership Interests.

                          "Liquidating Trustee" shall mean the General Partner
or, if there is none, a Person selected by a majority in Interest of the Attributable Class X Limited Partners, to act as a liquidating trustee as provided in paragraph 9.2.1.

                          "Net Profits" and "Net Losses" for any Fiscal Year or
other period shall mean, respectively, an amount equal to the Partnership's income or loss for such Fiscal Year or period, as computed for federal income tax purposes with the following adjustments:

                          (i) Any income of the Partnership which is exempt from federal income tax shall increase such taxable income or shall reduce such loss;

                          (ii) Any expenditures of the Partnership which are described in Code Section 705(a)(2)(B), or treated as Code
                 Section 705(a)(2)(B) expenditures pursuant to Treas. Reg.

                 Section 1.704-1(b)(2)(iv)(h)(i)(1), shall reduce such taxable income or shall increase such loss;

                          (iii) Any item which is specially allocated pursuant to paragraphs 4.4.4 or 4.4.5 hereof shall not be taken into account in computing such income or loss;

                          (iv) For purposes of computing gain or loss (whether realized by reason of a sale or distribution) and depreciation and amortization, the basis of any property shall be equal to the amount shown on the Partnership's books; and

                          (v) Any deemed gain or deemed loss for book purposes resulting from the distribution of appreciated or depreciated property, or the adjustment of the value of such property on the Partnership's books, shall be taken into account in computing such income or loss.

                          "Non-Attributable Limited Partner" shall have the
meaning specified in paragraph 3.2.4.

                          "Nonconforming Partner" shall have the meaning
specified in paragraph 3.7.

                          "Nonrecourse Deductions" shall have the meaning set
forth in Treas. Reg. Section 1.704-2(b).

                          "Operating Entity" shall mean any partnership,
limited liability company, corporation or other entity formed or controlled, directly or indirectly, by FrontierVision to carry out the purposes of the FrontierVision as set forth in paragraph 2.4. of the FrontierVision Partnership Agreement.

                          "Partner" shall mean the General Partner or any of
the Limited Partners and "Partners" shall mean the General Partner and all of the Limited Partners.

                          "Partner Nonrecourse Deduction" shall have the
meaning set forth in Treas. Reg. Section 1.704-2(i).

                          "Partner Nonrecourse Loan" shall mean a loan made to,
or credit arrangement for the benefit of, the Partnership by a Partner or by a person related to a Partner (as defined in Treas. Reg. Section 1.752-4(b)) which by its terms exculpates the Partners from personal liability on the debt, but under which such Partner or related person bears the ultimate economic risk of loss within the meaning of Treas. Reg. Section 1.752-2.

                          "Partnership" shall mean the limited partnership
governed hereby, as such limited partnership may from time to time be constituted.

                          "Partnership Act" shall mean the Delaware Revised
Uniform Limited Partnership Act, 6 Del. C. Section 17-101, et seq., as amended from time to time, and any successor to said Act.

                          "Partnership Minimum Gain" shall have the meaning set
forth in Treas. Reg. Section 1.704-2(d).

                          "Person" shall mean any individual, partnership
(general or limited), corporation, unincorporated organization or association, limited liability company, trust or other entity.

                          "Regulation Y Limited Partner" shall have the meaning
specified in paragraph 3.8.6.

                          "Regulatory Disability" shall have the meaning
specified in paragraph 3.6.6.

                          "Repurchase Amount" shall have the meaning specified
in paragraph 3.9.4.

                          "Repurchase Payments" shall have the meaning
specified in paragraph 3.9.3(e).

                          "Required Transfer Date" shall have the meaning
specified in paragraph 8.4.1.

                          "Senior Subordinated Notes" shall have the meaning
specified in the FrontierVision Purchase Agreement.

                          "SPC" shall have the meaning specified in paragraph
3.10.

                          "Special Distribution" shall have the meaning
specified in paragraph 4.2.2(a).

                          "Substituted Limited Partner" shall mean any Person
admitted to the Partnership as a Limited Partner pursuant to the provisions of paragraph 8.3.

                          "Tax Advances" shall have the meaning specified in
paragraph 4.5.

                          "Transfer" shall have the meaning specified in
paragraph 8.1.1.

                          "Treas. Reg." and "Regulations" shall mean the Income
Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                          "Unrecouped Capital Contributions" shall mean, with
respect to a Partner, the amount of such Partner's Capital Commitment less the cumulative amount of distributions made pursuant to paragraphs 4.2.1 and 9.2.4(ii) (but only to the extent in accordance with paragraph 4.2.1) to such Partner.

                          "Unused Capital Commitments" shall have the meaning
specified in paragraph 3.3.2.

                          "UVC Closing" shall mean the closing of the
acquisition by FrontierVision of the cable television systems owned and operated by United Video Cablevision, Inc. in the states of Maine and Ohio.

                          "Vaughn Employment Agreement" shall mean the
employment agreement, dated as of April 17, 1995, by and between the Partnership and James C. Vaughn, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                          "Vaughn Expiration Date" shall have the meaning
specified in paragraph 7.2.1 of the FrontierVision Partnership Agreement.

                          "Vaughn Termination Event" shall have the meaning
specified in paragraph 4.2.2(c) of the FrontierVision Partnership Agreement.


                                   ARTICLE II

                                  Organization

                          2.1  Formation and Continuation.  The parties have
formed and hereby continue the Partnership as a limited partnership pursuant to the provisions of the Partnership Act. The rights and liabilities of the Partners shall be as provided in the Partnership Act, except as herein otherwise expressly provided.

                          2.2  Name.  The name of the Partnership heretofore
formed and hereby continued is FVP GP, L.P. However, the business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name designated in writing by the General Partner to the Limited Partners, provided such name contains the words "limited partnership" or the abbreviation "L.P."

                          2.3  Place of Business and Office; Registered Agent.
The Partnership shall maintain a registered office in the State of Delaware at c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904. The Partnership shall maintain its principal office at 1777 South Harrison Street, Suite P200, Denver, Colorado 80210. The General Partner may at any time change the location of the Partnership's offices and may establish additional offices.

Notice of any such change shall be given to the Limited Partners. The name and address of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904 or such other agent as the General Partner may from time to time designate.

                          2.4  Purpose.  The sole purpose of the Partnership is
to serve as general partner of FrontierVision, a Delaware limited partnership. The Partnership may engage in any and all activities, and shall have the power to do any and all acts, necessary, desirable or incidental to the accomplishment of the foregoing. Without limiting the generality of the foregoing, (i) the Partnership shall have any and all of the powers that may be exercised by the General Partner on behalf of the Partnership pursuant to
Article V and (ii) the Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the FrontierVision Partnership Agreement without any further act, vote or approval of any Partner.

                          2.5  Term.  The term of the Partnership commenced on
April 17, 1995, and shall continue in full force and effect until June 30, 2002, which period shall be extended by the General Partner for up to two additional one-year periods from such date to the extent required so that the term of the Partnership ends no earlier than the term of FrontierVision, or until dissolution prior thereto pursuant to the provisions hereof.

                          2.6  Qualification in Other Jurisdictions.  The
General Partner shall cause the Partnership to be qualified or registered under assumed or fictitious names or foreign limited partnership statutes or similar laws in any jurisdiction in which the Partnership or FrontierVision owns property or transacts business to the extent, in the reasonable judgment of the General Partner, such qualification or registration is necessary or advisable in order to protect the limited liability of the Limited Partners or to permit the Partnership or FrontierVision lawfully to own property or transact business. The General Partner shall have the power and authority to execute, file and publish all such certificates, notices, statements or other instruments, and any and all amendments thereto, necessary to permit the Partnership to conduct business as a limited partnership in all jurisdictions where the Partnership elects to do business.


                                  ARTICLE III

                              Partners and Capital

                          3.1  General Partner.

                          3.1.1  The General Partner shall be FrontierVision
Inc. and/or any other Person which becomes a successor or additional

General Partner as provided herein. The name(s), address(es) and Capital Commitment(s) of the General Partner(s) are set forth in Schedule A hereto, as amended from time to time. The Capital Commitment(s) of the General Partner(s) shall at all times be an amount equal to not less than one percent (1%) of the total Capital Commitments of all Partners, including the General Partner(s), and shall be payable on the same terms as provided herein with respect to the Class X and Class Z Limited Partners.

                          3.1.2  No General Partner, as such, shall be required
to lend any funds to the Partnership or to make any payment to the Partnership with respect to its Capital Commitment that exceeds its Unused Capital Commitment as of the date of the payment.

                          3.2  Limited Partners.

                          3.2.1  The names, addresses, class of Interests owned
and Capital Commitments of the Limited Partners are set forth in Schedule A hereto, as the same may be amended from time to time in accordance with this Agreement. On the date hereof, John S. Koo's Interest as a limited partner of the Partnership is being redesignated as a Class Y Limited Partnership Interest. On the date hereof, each other Person listed as a Limited Partner on the Schedule A hereto which is dated as of the date hereof shall, upon the execution and delivery by such Limited Partner of a counterpart of this Agreement, be admitted to the Partnership as a Limited Partner.

                          3.2.2  Any Partner may lend money to, borrow money
from, act as surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with, the Partnership, and shall have the same rights and obligations with respect thereto as a Person who is not a Partner. However, no Limited Partner shall be required to lend any funds to the Partnership, except as provided in paragraph 3.11, or to make any payment to the Partnership with respect to its Capital Commitment that exceeds its Unused Capital Commitment as of the date of the payment.

                          3.2.3  No Limited Partner shall participate in the
control of the business of the Partnership, and no Limited Partner shall have any right or authority to act for or bind the Partnership.

                          3.2.4  Any Limited Partner may, upon notice to the
General Partner, elect to be, any Limited Partner may, pursuant to paragraph 3.7.3(a), be deemed to be, and any Limited Partner that is an Alien automatically shall be, a "Non-Attributable Limited Partner", in which case, such Limited Partner shall be subject to the restrictions set forth in this paragraph 3.2.4. In addition to, and not in limitation of, the restrictions set forth in paragraph 3.2.3, and notwithstanding anything in this

Agreement or any other agreement between the Partnership and any of the Partners to the contrary, no Non-Attributable Limited Partner shall have any involvement in any material respect in the management or operation of any of the Partnership's or FrontierVision's cable television enterprises. In particular, but without limitation, no Non-Attributable Limited Partner shall:

                            (i)   serve as a General Partner;

                           (ii) act as an employee, agent or independent contractor of the Partnership or FrontierVision in any function or capacity which directly or indirectly relates to the Partnership's or FrontierVision's FCC regulated activities, or perform any service materially related to such activities, other than as a lender or surety;

                          (iii) communicate with the General Partner, the Partnership or any FCC regulated entity in which the Partnership or FrontierVision holds an interest on matters pertaining to the day-to-day operations of any FCC regulated entity or be entitled to vote on such matters;

                           (iv) vote on the admission of a new general partner unless such vote is subject to veto by the existing General Partner, if any (and in furtherance, and not in limitation, of the foregoing, each Non-Attributable Limited Partner hereby agrees that it shall not be a Limited Partner for purposes of a vote to select a new general partner of the Partnership pursuant to Section 17-801(3) of the Partnership Act); or

                            (v) vote to remove the General Partner unless the General Partner is (A) subject to bankruptcy proceedings as described in Section 17-402(a)(4)-(5) of the Partnership Act; (B) adjudicated incompetent by a court of competent jurisdiction; or (C) found by a neutral arbiter to have engaged in malfeasance, criminal conduct or wanton or willful neglect.

The foregoing restrictions apply to the constituent Persons (e.g., directors, officers, partners) of any Non-Attributable Limited Partner that is not a natural person. The foregoing provisions of this paragraph 3.2.4 are intended to assure adequate insulation for purposes of the attribution rules of the FCC as described in the FCC's Attribution Reconsideration Order, 58 R.R.2d 604
(1985), and Further Attribution Reconsideration Order, 1 FCC Rcd 802 (1986), and shall be interpreted and applied in a manner consistent with this purpose. Except as set forth in this paragraph 3.2.4, or otherwise expressly provided in this Agreement, an Interest held by a Non-Attributable Limited Partner shall be identical in all respects to other Limited Partnership Interests of the same class. Any election made by a Limited

Partner to be treated as a Non-Attributable Limited Partner shall be revocable only with the Consent of the General Partner.

                 3.2.5 Unless admitted to the Partnership as a General Partner or a Limited Partner, as provided in this Agreement, no Person shall be considered a Partner. The Partnership and the General Partner need deal only with Persons so admitted as Partners. Any distribution by the Partnership to the Person shown on the Partnership records as a Partner or to its legal representatives, or to the assignee of the right to receive Partnership distributions as provided herein, shall relieve the Partnership and the General Partner of all liability to any other Person who may be interested in such distribution by reason of any other assignment by the Partner or by reason of the Partner's Incapacity, or for any other reason.

                 3.2.6 The General Partner or any Affiliate of the General Partner may also be a Limited Partner, upon acquiring the Interest of a Limited Partner or otherwise.

                 3.3  Partnership Capital.

                 3.3.1 (a) Subject to paragraph 3.11 in the case of Class Y Limited Partners, each Partner shall make payments from time to time with respect to its Capital Commitment, on the date specified in a written notice given by the General Partner, which date shall be not less than twenty (20) days after such notice has been given. If such notice relates to a required capital contribution or loan by the Partnership to FrontierVision, then such notice shall be given to the Partners at the same time notice is given by the Partnership to the limited partners of FrontierVision. Each such notice shall state the amount being requested from the Partner to whom such notice is given and the total amount being requested from all Partners. The Partnership may use up to two percent (2%) of the aggregate Capital Commitments to pay partnership expenses in accordance with paragraph 5.5.1, provided that at least ninety-eight percent (98%) of the aggregate Capital Commitments have been used or are available for use by the Partnership to make its required capital contributions and loans to FrontierVision. No Partner, as such, shall be required to make any payment with respect to its Capital Commitment that (i) exceeds such Partner's Unused Capital Commitment at the time of payment or (ii) relates to a capital call made subsequent to the Capital Call Expiration Date. The aggregate payments required to be made by the Partners pursuant to this paragraph 3.3.1(a) shall be called by the General Partner and, subject to paragraph 3.11, shall be paid by the Partners in proportion to their respective Unused Capital Commitments.

                        (b) No such notice of a capital call pursuant to paragraph (a) above may be given after June 30, 1997; provided, however, that such date shall be extended if and to the extent the corresponding provision in paragraph 3.3.1(b) of the

FrontierVision Partnership Agreement, or Section 1.7(b) of the FrontierVision Purchase Agreement, is extended. (Such expiration date, as extended, is herein referred to as the "Capital Call Expiration Date".)

                 3.3.2 The "Unused Capital Commitment" of a Partner as of a date means the amount of such Partner's Capital Commitment reduced by the amount of all Capital Contributions made by that Partner pursuant to paragraph
3.3.1 as of that date.

                 3.3.3 No Partner shall be paid interest on any Capital Contribution to the Partnership or on such Partner's Capital Account.

                 3.3.4 No Partner shall have any right to demand the return of its Capital Contributions, other than upon dissolution of the Partnership pursuant to Article IX.

                 3.3.5 No Partner shall have the right to demand or receive property other than cash in return for its Capital Contributions.

                 3.4      [Intentionally Omitted].

                 3.5      Liability of Partners.

                 3.5.1 In no event shall any Limited Partner (or former Limited Partner) have any liability for the repayment or discharge of the debts and obligations of the Partnership (although its share of any undistributed assets and profits of the Partnership shall be available for such repayment or discharge and the Class Y Limited Partners shall have the obligations as guarantors set forth in paragraph 3.11) or, subject to paragraph 3.5.2, be obligated to make any contribution to the Partnership in addition to its Unused Capital Commitment; provided, however, that such Limited Partner shall be liable to the Partnership for its Unused Capital Commitment to the extent a call for a payment is made in accordance with paragraph 3.3.1.

                 3.5.2 In accordance with the Partnership Act, a limited partner of a partnership may, under certain circum stances, be required to return to such partnership, for the benefit of partnership creditors, amounts previously wrongfully distributed to such partner. It is the intent of the Partners that no distribution to any Limited Partner pursuant to paragraph 4.2 shall be deemed to be a return of money or other property paid or distributed in violation of the Partnership Act. The payment or distribution of any such money or other property to a Limited Partner shall be deemed to be a compromise within the meaning of Section 17-502(b) of the Partnership Act and, except as otherwise provided by applicable law, the Limited Partner receiving any such money or property shall not be required to return any such money or property to the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to make any such payment, such obligation shall be the obligation of such Limited Partner and not of the General Partner.

                 3.5.3 Neither the General Partner nor any of its Affiliates shall have any liability to any Limited Partner in respect of any amounts outstanding in the Capital Account of a Limited Partner, including, but not limited to, Capital Contributions.

                 3.6  Default in Payment.

                 3.6.1 Except as otherwise provided in paragraph 3.11, in the event any Partner shall default in any payment with respect to its Capital Commitment when required to be made other than as a result of a Regulatory Disability (as such term is defined in paragraph 3.6.6), and shall fail to make such payment within ten (10) days after notice of default shall be given it by the General Partner (a "Default Notice"), then such Partner shall be a defaulting Partner (a "Defaulting Partner") and the General Partner (in the case of a default by a Class X or Class Z Limited Partner) or a majority in Interest of the Class X Limited Partners (in the case of a default by a Class Y Limited Partner) may elect to have any or all of the following provisions of this paragraph 3.6.1 apply:

                          (A) In the case of a default by a Class Y Limited Partner, his Interest in the Partnership shall be deemed to be divided into two Interests: (i) a Class Y-1 Limited Partnership Interest having all of the rights and obligations of a Class Y Limited Partnership Interest, other than the right to receive the portion of the Special Distribution to which the Class Y Limited Partner originally was entitled (and corresponding allocations of Net Profits) and (ii) a non-voting Class Y-2 Limited Partnership Interest having none of the rights of a Class Y Limited Partnership Interest, other than the right to receive the portion of the Special Distribution to which the Class Y Limited Partner originally was entitled, and having no obligation to make payments in respect of a Capital Commitment. The provisions of this paragraph 3.6 shall apply only to the Class Y-1 Limited Partnership Interest. The Class Y-2 Limited Partnership Interest shall be subject to reduction under the circumstances and to the extent described in paragraph 4.2.2(b) and (c).

                          (B) A Defaulting Partner: (i) in addition to, and not in limitation of, the restrictions on Transfer set forth in this Agreement, shall not be entitled to Transfer such Defaulting Partner's Interest without the written consent of the General Partner and, in the case of a default by a Class Y Limited Partner, the Consent of a majority in Interest of the Class X Limited Partners, such consent to be given or withheld by the General Partner and the Class X Limited Partners in their sole discretion; (ii) shall not be entitled (but may be required) to make further payments with respect to its Capital Commitment pursuant to paragraph 3.3.1(a) and as a result shall suffer a permanent reduction in the Defaulting Partner's proportionate Interest (to the extent provided by law, the liability of such Defaulting Partner to the creditors of the Partnership shall remain unchanged as if such default had not occurred); and (iii) shall lose its right, if any, to participate in any Consent of the Limited Partners (and the Capital Commitment of such Partner shall not be counted in determining the existence of a quorum, the giving or withholding of any Consent or the aggregate Capital Commitments).

                 3.6.2 After the date which is the tenth (10th) day after the date of any Default Notice, the General Partner (in the case of a default by a Class X or Class Z Limited Partner) or a majority in Interest of the Class X Limited Partners (in the case of a default by a Class Y Limited Partner) may elect to have the following provisions apply:

                          (A) After such time as any Special Loans made for the benefit of the Defaulting Partner have been repaid in full, the Defaulting Partner shall pay over to the other Partners (except any other Defaulting Partner), as partial recompense for damages suffered, and the Partnership shall withhold (for the account of such other Partners) from any distribution which would otherwise be made to such Partner on or after such date an amount equal to the following percentages (the "Default Percentage") of such distribution:
                 (i) 50%, if on the date of default such Defaulting Partner has contributed to the Partnership, in the aggregate, less than 25% of its Capital Commitment; (ii) 33%, if on the date of default such Defaulting Partner has contributed to the Partnership 25% or more and less than 50% of its Capital Commitment; and (iii) 25%, if on the date of default such Defaulting Partner has contributed to the Partnership 50% or more of its Capital Commitment.

                          (B) The amounts withheld from the Defaulting Partner by the Partnership pursuant to subparagraph (A) above shall be distributed among the other Partners (other than any other Defaulting Partner) in proportion to their respective Capital Commitments.

                 3.6.3 The General Partner (in the case of a default by a Class X or a Class Z Limited Partner) or a majority in Interest of the Class X Limited Partners (in the case of a default by a Class Y Limited Partner) shall have the right to cause any Defaulting Partner to Transfer its Limited Partnership Interest effective immediately upon written notice, in which case
(i) the procedure set forth in paragraph 8.4.2 for Transfer shall apply, with the date of the Defaulting Partner's receipt of such notice being treated as the "Required Transfer Date" and (ii) the provisions of paragraph 3.6.1 and
3.6.2 shall not apply to the Transferred Interest; provided, however, that (x) the amount paid by the transferee for such Interest shall first be applied to repay any Special Loans made for the benefit of the Defaulting Partner and (y) the Defaulting Partner shall pay over to the other Partners (other than any other Defaulting Partner), in proportion to their respective Capital Commitments, as partial recompense for damages suffered, the Default Percentage of any amount paid by the transferee for such Interest in excess of the amount required to repay such Special Loans.

                 3.6.4 The General Partner may offer to all Limited Partners the opportunity to increase their Capital Commitments, and to make additional Capital Contributions, to the extent necessary to make up any shortfall resulting from the Defaulting Partner's default. All Limited Partners shall have the right to participate on a pro rata basis, based on their respective Capital Commitments. If the Limited Partners do not elect to make additional Capital Contributions in an amount sufficient to make up the shortfall, then the General Partner may deliver a new notice to each Limited Partner requiring an additional payment with respect to its Capital Commitment, and each such Partner shall make such additional payment within twenty (20) days after having been given such new notice; provided that no Limited Partner shall be obligated to contribute an additional amount to the extent that (i) such additional amount would exceed such Limited Partner's Unused Capital Commitment or (ii) any "24.9% Partner" shall have elected pursuant to the following sentence to be excused from making an additional payment. No Limited Partner (a "24.9% Partner") shall be obligated to contribute an additional amount to the extent that such 24.9% Partner's aggregate Capital Contributions to the Partnership would as a result of such additional payment exceed 24.9% of the aggregate Capital Contributions of all Partners to the Partnership.

                 3.6.5 Nothing contained in this paragraph 3.6 shall reduce (except, in the case of a non-Defaulting Partner, to the extent of additional payments made pursuant to paragraph 3.6.4) or increase the Unused Capital Commitment of any Limited Partner or increase the obligations of any non-Defaulting Partner. Each of the Partners hereby acknowledges and accepts the application to it of the remedies provided in this paragraph 3.6 in recognition of the risk and speculative damages its default would cause the other Partners, and further agrees that the availability of such remedies shall not preclude any other remedies which may be available at law, in equity, by statute or otherwise. No Limited Partner shall, however, in any event be liable to the Partnership or the other Partners for an aggregate amount in excess of its Capital Commitment.

                 3.6.6 If any default described in paragraph 3.6.1 is by reason of the Regulatory Disability of a Limited Partner, then such Limited Partner shall deliver to the Partnership a certificate describing in reasonable detail such Regulatory Disability. The Partnership and such Limited Partner shall consult with one another to consider the options available to the Partnership and such Limited Partner, and shall have a period of 60 days from receipt of such certificate to take such commercially reasonable action as may be necessary to cure such Regulatory Disability. If such Regulatory Disability is cured to the reasonable satisfaction of the Limited Partner, then the Limited Partner shall make the required payment with respect to its Capital Commitment. If such cure cannot be effected after application of the best commercially reasonable efforts of both such Limited Partner and the Partnership, then such Limited Partner shall be released from its obligation to make further payments with respect to its Capital Commitment, and, as a result, such Limited Partner's Capital Commitment shall then be permanently reduced to an amount equal to its Capital Contributions theretofore made. The provisions of this paragraph 3.6.6 shall be the sole and exclusive remedy of the Partnership, the General Partner and all other Persons against any Limited Partner for any default in any payment with respect to its Capital Commitment by reason of a Regulatory Disability. A Limited Partner will suffer a "Regulatory Disability", as that term is used in this paragraph 3.6.6, if by reason of the regulatory status of such Limited Partner or of the Partnership, there is a reasonable likelihood that the continuation of such Limited Partner as a limited partner of the Partnership, or the making by such Limited Partner of an additional Capital Contribution to the Partnership, will result in a violation of applicable law or governmental rules, regulations or policies.

                 3.7 Nonconforming Partners. If the Partnership shall suffer an FCC Regulatory Issue due to the status or condition of a Limited Partner or an Attributable Person through such Limited Partner or due to such Limited Partner or any such Attributable Person having taken or failed to take any action, then, unless the FCC Regulatory Issue is attributable to an action voluntarily taken by the Partnership or the General Partner with knowledge of facts and circumstances actually disclosed to the Partnership by such Limited Partner (or without such knowledge if the General Partner failed to make reasonable inquiry of the Limited Partner before taking such action), such Limited Partner shall be considered to be a "Nonconforming Partner" and the following shall apply.

                 3.7.1 The Partnership and the Nonconforming Partner each shall advise the other promptly after it becomes aware of such FCC Regulatory Issue.

                 3.7.2 The Nonconforming Partner, the Partnership and the General Partner shall cooperate with each other and use all commercially reasonable efforts to cure such FCC Regulatory Issue, which shall include but not be limited to: (i) the Partnership, the General Partner and the Nonconforming Partner seeking such waivers, consents, approvals and rulings ("Approvals") as are necessary to cure such FCC Regulatory Issue; and (ii) such Nonconforming Partner having the right to elect to be deemed to be a Non-Attributable Limited Partner under this Agreement. Subject to paragraph 3.7.4, the Partnership and the Nonconforming Partner shall each bear their own costs in such efforts.

                 3.7.3 If the General Partner and the Nonconforming Partner cannot agree on a satisfactory resolution of, or otherwise successfully cure, such FCC Regulatory Issue, then

                          (a)  the Nonconforming Partner shall be deemed to be
a Non-Attributable Limited Partner under this Agreement, if and to the extent such status will cure such FCC Regulatory Issue;

                          (b)  if the application of clause (a) will not
cure such FCC Regulatory Issue, then (i) the Nonconforming Partner shall use all commercially reasonable efforts to sell such portion of its Limited Partnership Interests as may be necessary to cure such FCC Regulatory Issue;
(ii) the Partnership and the General Partner shall not unreasonably withhold their consent to such sale; (iii) to the extent requested by such Nonconforming Partner, the General Partner and the Partnership shall assist the Nonconforming Partner in selling such Interest in a prompt and orderly manner (provided that neither the Partnership nor the General Partner shall be obligated to incur any costs or financial obligations to third parties in the course of such assistance); and (iv) to the extent requested by such Nonconforming Partner, the General Partner and the Partnership shall provide such financial and other information concerning the Partnership as may reasonably be requested by any prospective purchaser of such Interest; and

                          (c)  if the Nonconforming Partner is unable so to
sell its Limited Partnership Interest (or appropriate portion thereof) within 180 days of the date the General Partner requests that such Interest be sold (or, if applicable, the period of time established by the FCC to cure the FCC Regulatory Issue, provided that the Partnership shall seek such extensions thereof as shall be commercially reasonable), then, at the election of the General Partner,

                 (i) if the Partnership does not elect to make the "Buyout Payment Election" (as hereinafter defined), the Nonconforming Partner shall immediately cease to be a Limited Partner, and the Partnership shall treat the Nonconforming Partner as if it were an unadmitted assignee of the Limited Partnership Interest of such Nonconforming Partner but shall make distributions to such Nonconforming Partner of those amounts otherwise payable with respect to such Limited Partnership Interest hereunder; and the Nonconforming Partner shall not be required to make any further payments in respect of its Unused Capital Commitment; provided, however, that the General Partner shall have the right at any time to restore the Nonconforming Partner to the status of a Limited Partner, in which case the provisions of this paragraph 3.7 shall cease to apply; and

                 (ii) for a period of 90 days following the expiration of the period pursuant to the prefatory paragraph of this paragraph 3.7.3(c) in which the Nonconforming Partner may sell its Interest (or portion thereof) pursuant to paragraph 3.7.3(b), the General Partner (with the Consent of a majority in Interest of the Class X Limited Partners if the Nonconforming Partner is a Class Y Limited Partner) may elect on behalf of the Partnership by notice to the Nonconforming Partner (the "Buyout Payment Election"), to make "Buyout Payments" pursuant to paragraph 3.7.5 to the Nonconforming Partner in complete satisfaction of the Nonconforming Partner's Interest, whereupon the economic interest of the Nonconforming Partner shall be deemed to have been converted from a Limited Partnership Interest to debt and the Nonconforming Partner shall immediately cease to be a Partner; the Nonconforming Partner shall not be required to make any further payments in respect of its Unused Capital Commitment; and the Partnership shall have no obligation to make any payments to the Nonconforming Partner in respect of its Capital Contributions or Capital Account, or to make other distributions hereunder.

                 3.7.4 In the event (and only in the event) such FCC Regulatory Issue shall be attributable to the bad faith of the Nonconforming Partner or its Affiliates, the Nonconforming Partner shall be liable in damages to the Partnership for all reasonable costs and liabilities that the Partnership may incur as a result of such FCC Regulatory Issue. The remedies set forth in this paragraph 3.7 shall be the sole and exclusive remedies of the Partnership against a Nonconforming Partner for damages arising from an FCC Regulatory Issue.

                 3.7.5 For purposes of this paragraph 3.7, Buyout Payments shall be made in four installments, each equal to one-fourth of the Buyout Amount (as hereinafter defined), payable on the next four consecutive anniversaries following the Buyout

Payment Election, plus interest accrued from the date of the Buyout Payment Election through the date of each such installment on the unpaid balance of such Buyout Amount at the lowest rate permitted under Code Section 1274 so as to avoid the imputation of interest income, but in no event less than the "applicable federal rate." As used in this paragraph 3.7, the "Buyout Amount" shall be an amount equal to the fair market value of such Nonconforming Partner's Limited Partnership Interest. The Partnership may, at its sole election, prepay all or any portion of the Buyout Payments and interest accrued thereon at any time without penalty. The Partnership shall prepay all of the outstanding Buyout Amount, together with interest thereon, upon the earlier of the sale of all or substantially all of the Limited Partnership Interests or the liquidation of the Partnership. For purposes of this paragraph 3.7.5, the fair market value of a Nonconforming Partner's Limited Partnership Interest shall be agreed upon by the General Partner (with the Consent of a majority in Interest of the Class X Limited Partners if the Nonconforming Partner is a Class Y Limited Partner) and the Nonconforming Partner, and if such agreement is not achieved, then the fair market value of such Interest shall be determined in accordance with the method of appraisal described in paragraph 7.2.4, with the General Partner (with the Consent of a majority in Interest of the Class X Limited Partners if the Nonconforming Partner is a Class Y Limited Partner) and the Nonconforming Partner each selecting one appraiser. One-half of the costs of the appraisal shall be borne by the Partnership and one-half shall be borne by the Nonconforming Partner.

                          3.8  Conversion of Certain Limited Partnership
Interests.

                          3.8.1  Subject to and upon compliance with the
provisions of this paragraph 3.8, any Limited Partner shall be entitled to convert, at any time and from time to time, any or all of the Class X Limited Partnership Interests held by such Limited Partner into the same amount of Class Z Limited Partnership Interests.

                          3.8.2  Subject to and upon compliance with the
provisions of this paragraph 3.8, any Limited Partner shall be entitled to convert, at any time and from time to time, any or all of the Class Z Limited Partnership Interests held by such Limited Partner into the same amount of Class X Limited Partnership Interests; provided, however, that no such Limited Partner shall be entitled to convert any such Class Z Limited Partnership Interests into Class X Limited Partnership Interests to the extent that, as a result of such conversion, such Limited Partner and its Affiliates, directly or indirectly, would own, control or have the power to vote a greater number of Class X Limited Partnership Interests than such Limited Partner and its Affiliates shall be permitted to own, control or have power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Limited Partner or its Affiliates. A certificate of a Limited Partner stating that it is entitled to convert Class Z Limited Partnership Interests into Class X Limited Partnership Interests under this paragraph 3.8.2 shall be conclusive and may be relied upon by the Partnership.

                 3.8.3 Each conversion of Class X Limited Partnership Interests into Class Z Limited Partnership Interests or Class Z Limited Partnership Interests into Class X Limited Partnership Interests, respectively, shall be effected by the Limited Partner that holds the Limited Partnership Interests to be converted (the "Converting Interests") giving written notice to the Partnership, stating that such Limited Partner desires to convert the Converting Interests into an equal amount of Limited Partnership Interests of the class into which such Interests may be converted (the "Converted Interests"). The Partnership shall promptly notify each Regulation Y Limited Partner of its receipt of such notice. Promptly after the receipt of such written notice, the Partnership will amend Schedule A hereto to reflect the conversion, and will deliver a certificate to the Limited Partner which requested such conversion certifying that such conversion has been effected, together with an amended copy of Schedule A hereto; provided, however, that if such conversion is subject to paragraph 3.8.4 hereof, the Partnership shall not effect such conversion until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such notice shall have been received by the Partnership, and at such time the rights of the Limited Partner that holds the Converting Interests, as a holder of such Interests, shall cease (except that, in the case of a conversion subject to paragraph 3.8.4 below, the conversion shall be deemed effective upon the expiration of the Deferral Period referred to therein), and such Limited Partner upon such conversion shall be deemed to have become the Limited Partner of record of the Converted Interests. Upon the conversion of Limited Partnership Interests in accordance with this paragraph 3.8.3, such Converted Interests shall be deemed to be duly authorized, validly issued and, except for any unfunded or Unused Capital Commitment of such Limited Partner, fully paid and nonassessable.

                 3.8.4 The Partnership shall not convert or directly or indirectly redeem, purchase or otherwise acquire any Limited Partnership Interests or take any other action affecting the voting rights of any Limited Partnership Interests, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulation Y Limited Partner (other than any such Regulation Y Limited Partner which requested that the Partnership take such action, or which otherwise waives in writing its rights under this 3.8.4) unless the Partnership gives written notice (the "Deferral Notice") of such action to each Regulation Y Limited Partner. The

Partnership will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of 30 days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulation Y Limited Partner to determine whether it wishes to convert or take any other action with respect to the Limited Partnership Interests it owns, controls or has the power to vote, and if any such Regulation Y Limited Partner then elects to convert any Class X Limited Partnership Interests owned by such Regulation Y Limited Partner, it shall notify the Partnership in writing within 20 days of the giving of the Deferral Notice, in which case the Partnership shall (i) defer taking the pending action until the end of the Deferral Period,
(ii) promptly notify from time to time each other Regulation Y Limited Partner of each proposed conversion and the proposed transactions and (iii) effect the conversions requested by all Regulation Y Limited Partners in response to the notices issued pursuant to this 3.8.4 at the end of the Deferral Period.

                 3.8.5 The conversion of Limited Partnership Interests shall be made without charge to the Limited Partner converting Limited Partnership Interests; provided, however, that such Limited Partner shall be responsible for its own legal and accounting fees and expenses and any issuance, transfer or other taxes incurred as a result of such conversion.

                 3.8.6 As used in this paragraph 3.8, "Regulation Y Limited Partner" shall mean (i) any Limited Partner that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y"), (ii) any Affiliate of any such Regulation Y Limited Partner that is a transferee of any Limited Partnership Interest and (iii) any Person to which such Regulation Y Limited Partner or any of its Affiliates has transferred such Limited Partnership Interest if such Person (or any Affiliate of such Person) is subject to the provisions of Regulation Y.

                 3.9  [Intentionally Omitted]

                 3.10  Fund Investors; Special Purpose Corporations.
Two of the Class X Limited Partners are special purpose corporations (each a "SPC"), each of whose obligations have been guaranteed by its principal shareholder (each such principal shareholder a "Fund Investor"). Each SPC is a single-purpose corporation, whose sole purpose and business is to make an investment in the Partnership. Each Fund Investor has guaranteed to the Partnership the liabilities and obligations of its SPC to the Partnership.

                 3.11  Deferral of Capital Commitment Payments; Loans.

                       (a) Each Partner shall have an absolute and
unconditional obligation to make payments with respect to such Partner's Capital Commitment as provided in paragraph 3.3.1. However, Mr. Vaughn has advised the Partnership that he may be unable to make payments with respect to his Capital Commitment until the fifth anniversary of the date hereof with respect to the first $350,000 of his Capital Commitment obligation, and the tenth anniversary of the date hereof with respect to the remaining $150,000 of his Capital Commitment obligation. Mr. Vaughn shall have an absolute obligation to pay the first $350,000 of his Capital Commitment obligation on the fifth anniversary of the date hereof and the remaining $150,000 of his Capital Commitment obligation on the tenth anniversary of the date hereof (in each case, to the extent such payments have been called by the Partnership and have not previously been made by Mr. Vaughn). Any failure by Mr. Vaughn to make such payments at such time shall constitute a material breach of, and default under, this Agreement. In addition, in the event that at any time or from time to time Mr. Vaughn receives payments in respect of his interests as a limited partner of, or as a participant in certain bonus pools relating to, various partnerships affiliated with Triax Communications Corporation (each such event a "Vaughn Funding Event"), he shall be required to make payments with respect to his Capital Commitment (to the extent such payments have been called by the Partnership and have not previously been made by Mr. Vaughn) to the extent of the net after tax proceeds of such payments (each such payment a "Vaughn Funding Payment"). Any failure by Mr. Vaughn to make such payments at such time shall constitute a material breach of, and default under, this Agreement. If Mr. Vaughn shall fail to make any payment with respect to the first $350,000 of his Capital Commitment obligation prior to the fifth anniversary of the date hereof, or with respect to the remaining $150,000 of his Capital Commitment obligation prior to the tenth anniversary of the date hereof (in either of which cases, he shall be a "Non-Paying Partner"), he shall not be deemed to have breached, or to be in default under, this Agreement provided that at the time of such nonpayment (i) he otherwise is in compliance with the terms and provisions of this Agreement and (ii) he has made (and thereafter shall continue to make) the Vaughn Funding Payments upon the
occurrence of the Vaughn Funding Events.   Similarly, Mr. Koo has advised the
Partnership that he may be unable to make payments with respect to his Capital Commitment until the earlier of (the "Koo Final Payment Date") (x) the fifth anniversary of the date hereof and (y) such time as he sells his house in Connecticut. Mr. Koo shall have an absolute obligation to make all payments with respect to his Capital Commitment (to the extent such payments have been called by the Partnership and have not previously been made by Mr. Koo) no later than the Koo Final Payment Date. Any failure by Mr. Koo to make such payments at such time shall constitute a material breach of, and default under, this

Agreement.   If Mr. Koo shall fail to make any payment with respect to his
Capital Commitment prior to the Koo Final Payment Date (in which case he shall be a "Non-Paying Partner"), he shall not be deemed to have breached, or to be in default under, this Agreement provided that on such date he otherwise is in
compliance with the terms and provisions of this Agreement.   Upon any failure
of a Non-Paying Partner to make a required payment as aforesaid, the Class X and Class Z Limited Partners shall, in proportion to their Capital Commitments, loan an aggregate amount equal to such payment to the Partnership (that portion of such aggregate amount loaned by each such Class X or Class Z Limited Partner, a "Special Loan", and each such Class X and Class Z Limited Partner, a "Special Lending Partner").

                       (b) Each Special Loan shall mature on June 30, 2004 (or, if earlier, the last day of the term of FrontierVision) and shall be evidenced by a promissory note (a "Special Note") of the Partnership payable to the Lending Partner in the amount of the Special Loan. Interest on the original principal amount of each Special Loan, at the rate of 12% per annum, compounded annually (or, if less, the maximum rate permitted by applicable provisions of law) shall be payable on the date such Special Loan is paid. Any capital contributions made by, and any distributions that otherwise would have been made to, the Non-Paying Partner for whose benefit the Special Loan was made (except, in the case of distributions, for amounts necessary to enable the Non-Paying Partner to pay taxes on his allocable share of the related income, which will continue to be distributed) will be applied to reduce the Special Loans (including accrued interest) made with respect to such Non-Paying Partner and, in the case of distributions, will be treated as if they had been distributed to such Non-Paying Partner and then were contributed by such Non-Paying Partner to the Partnership in respect of his Capital Commitment. To the extent (if any) of the amount of the principal of, and accrued interest on, a Special Loan that is repaid by the Partnership other than out of capital contributions made by, or distributions that otherwise would have been made to, the Non-Paying Partner for whose benefit the Special Loan was made (e.g., out of amounts that otherwise would have been available to pay distributions to the Partners other than the Non-Paying Partner) (the "Repayment Amount"), whether by reason of the maturity of the Special Loan prior to sufficient available capital contributions by and distributions to the Non-Paying Partner, its acceleration or otherwise, any capital contributions thereafter made by, and any distributions that thereafter would have been made to, the Non-Paying Partner for whose benefit the Special Loan was made (except, in the case of distributions, for amounts necessary to enable the Non-Paying Partner to pay taxes on his allocable share of the related income, which will continue to be distributed) will be distributed to the other Partners in proportion to their Capital Commitments, until the other Partners have so received an amount equal to the Repayment Amount and, in the case of distributions, will be treated as if such amounts had been distributed to the Non-Paying Partner and then were contributed by such Non-Paying Partner to the Partnership in respect of his Capital Commitment.

                       (c) When and as a Non-Paying Partner makes the payments in respect of his Capital Commitment that he previously was unable to make, he shall make such payments as a Capital Contribution to the Partnership and the proceeds thereof shall be applied to the reduction of the Special Loan(s) made with respect to such Non-Paying Partner.

                       (d) If any of the following events shall occur and be continuing for any reason whatsoever (and whether it shall be voluntary or involuntary or occur or be effected by operation of law or otherwise):

                       (i) the Partnership defaults in the payment when due of any principal of or interest on any Special Loan or Special Note,

                       (ii)   any event of default occurs (and is not
         waived) under the Senior Subordinated Notes or Junior Subordinated Notes, or any other indebtedness of the Partnership, FrontierVision or any Operating Entity for borrowed money in an aggregate amount in excess of $5,000,000, and, as a result of such event of default, such indebtedness becomes or is declared due and payable prior to its stated maturity,

                       (iii)   the Partnership, FrontierVision or any
         Operating Entity shall (A) be generally not paying its debts as they become due, (B) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (C) make an assignment for the benefit of its creditors, (D) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (E) be adjudicated insolvent or be liquidated or (F) take partnership action for the purpose of any of the foregoing, or

                       (iv)   a court or governmental authority of
         competent jurisdiction shall enter an order appointing, without consent by the Partnership, FrontierVision or the Operating Entity, as applicable, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Partnership, FrontierVision or any Operating Entity, or if any petition for any such relief shall be filed against the Partnership, FrontierVision or any Operating Entity and such petition shall not be dismissed within 60 days, then (x) upon the occurrence of any event of default described in clause (iii) or (iv), the unpaid principal amount of and the accrued interest on the Special Notes shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Partnership or (y) upon the occurrence of any other event of default, the holder or holders of at least 51% of the unpaid principal amount of the Special Notes at the time outstanding may, by written notice to the Partnership, declare all of the Special Notes to be, and the same shall forthwith become, due and payable, together with accrued interest thereon which shall be deemed matured. Nevertheless, if at any time after acceleration of the maturity of any Special Note or Notes, the Partnership shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than by acceleration (with interest on principal at the rate specified in the Special Notes) and all events of default (other than non-payment of principal of and accrued interest on Special Notes due and payable solely by virtue of acceleration) shall be remedied or waived by the holder or holders of at least 51% of the unpaid principal amount of the Special Notes at the time outstanding by written notice to the Partnership, then the acceleration and its consequences shall be rescinded and annulled; but such action shall not affect any subsequent event of default or impair any right consequent thereon.

                       (e)  During such time as any Special Loan is
         outstanding with respect to Mr. Vaughn or Mr. Koo, he shall provide to each of the Special Lending Partners, within 120 days after the end of each calendar year, his personal financial statement as of the end of such calendar year.


                                   ARTICLE IV

                Distributions; Allocation of Profits and Losses

                 4.1  Distributions -- General Principles.

                 4.1.1 Each distribution made by the Partnership, whether derived from FrontierVision's operating cash flow, from the Disposition of all or any portion of an Investment, from the financing or refinancing of an Investment or otherwise shall be made in accordance with this Article IV.

                 4.1.2 Except as otherwise provided below, the General Partner shall have discretion to determine the amounts available for distribution. The General Partner shall periodically review any reserves created and may in its discretion increase such reserves or release any excess amounts in such reserves for distribution in accordance with this Article IV. Notwithstanding anything to the contrary contained in this Agreement, distributions to Partners shall be subject to the restrictions contained in
Section 17-607 of the Partnership Act.

                 4.1.3 The Partnership shall use commercially reason able efforts to make distributions to Partners with respect to each Fiscal Year in an aggregate amount that equals not less than one-third of the Partnership's net taxable income for federal income tax purposes for such Fiscal Year. Disposition Proceeds from an Investment (less reasonable reserves established by the General Partner) shall be distributed within 60 days after the date such Disposition Proceeds are received by the Partnership. All other distributions shall be made at such times and intervals as the General Partner shall determine.

                 4.1.4 The General Partner may elect, with the Consent of a majority in Interest of the Class X Limited Partners, to distribute to the Partners securities, assets or other property in kind. Each distribution in kind of securities, assets or other property shall be distributed in accordance with paragraph 4.2 as if there had been a sale of such property for an amount of cash equal to the fair market value of such property followed by an immediate distribution of such cash proceeds. Distributions consisting of cash, securities, assets and/or other property shall be made, to the extent practicable, in pro rata portions as to each Partner receiving such distributions. For purposes of the preceding sentence, securities, assets or other property having a different tax basis than like securities, assets or other property shall be considered to be securities, assets or other property of a different type. Notwithstanding the foregoing, in no event shall any distribution of securities, assets or other property be made to any Limited Partner to the extent such Limited Partner would be prohibited by applicable law or regulation from holding such securities, assets or other property. In such event, the General Partner, with the Consent of a majority in Interest of the Class X Limited Partners, shall vary the method of distribution in such equitable manner as it may, in its good faith discretion, determine. In the event of any proposed distribution of voting securities, to the extent practicable, each Limited Partner shall be offered the opportunity to acquire comparable nonvoting securities or convertible nonvoting securities, as such Limited Partner may elect.

                 4.2  Division of Distributions.

                 4.2.1 Subject to paragraphs 3.11 and 4.2.2, each distribution shall be divided among the Limited Partners and the General Partner as follows: 99% to the Limited Partners in proportion to their respective Capital Commitments, and 1% to the General Partner.

                 4.2.2(a)         (i) Subject to paragraph 3.11 and to
paragraphs 4.2.2(b) and 4.2.2(c), if and to the extent the Partnership receives any distributions from FrontierVision pursuant to the GP Special Allocation Percentage set forth in paragraph 4.2.1(c)(ii) of the FrontierVision Partnership Agreement (the "Special Distribution"), such Special Distribution shall be distributed by the Partnership among the General Partner and the Class Y Limited Partners identified below in the following percentages:

             Partner                                   Percentages
             -------                                   -----------
             General Partner                                1%

             James C. Vaughn                               66%

             John S. Koo                                   33%
                                           -------------------
             Total                                        100%


                          (b)  (i)  If the amount of the Special Distribution
is reduced because of a Vaughn Termination Event (as provided in paragraph 4.2.2(a) of the FrontierVision Partnership Agreement), the distributions to be made by the Partnership pursuant to paragraph 4.2.2(a) above shall be adjusted so that Mr. Vaughn bears the entire amount of such reduction, and that Mr. Koo receives the same amount of such distributions as if no Vaughn Termination Event had occurred.

                               (ii)  Under the illustration set forth in
paragraph 4.2.2(a)(ii) in the FrontierVision Partnership Agreement, if no Class C Limited Partnership Interests have been issued by FrontierVision, and if a Vaughn Type A Termination Event occurs on December 31, 1997, then, pursuant to the formulas set forth in the FrontierVision Partnership Agreement, the GP Special Allocation Percentage would be reduced by 1.46 percentage points, so that the resulting GP Special Allocation would be reduced from 7% to 5.54%. If the aggregate distribution being made pursuant to paragraph 4.2.1(c) of the FrontierVision Partnership Agreement is $200,000, the Special Distribution to be received by the Partnership from FrontierVision would be $11,080 ($200,000 x 5.54%), rather than the $14,000 ($200,000 x 7%) it otherwise would have been under this illustration if there had been no Vaughn Type A Termination Event. The amounts to be distributed by the Partnership under each scenario would be as follows:

                                    Assuming No Vaughn                  Assuming a Vaughn
                                         Type A                               Type A
 Partner                            Termination Event                   Termination Event
 -------                            -----------------                   -----------------
 General Partner                    $   140  ( 1%)                         $   140

 Vaughn                               9,240  (66%)                           6,320

 Koo                                  4,620  (33%)                           4,620
                                    -------  -----                         -------
                  Total             $14,000 (100%)                         $11,080
                                    ======= ======                         =======


                          (c)  (i)  If the amount of the Special Distribution
is reduced because of a Koo Termination Event (as provided in paragraph 4.2.2(a) of the FrontierVision Partnership Agreement), the distributions to be made by the Partnership pursuant to paragraph 4.2.2(a) above shall be adjusted so that Mr. Koo bears the entire amount of such reduction, and that Mr. Vaughn receives the same amount of such distributions as if no Koo Termination Event had occurred.

                               (ii)  Modifying the illustration set forth in
paragraph 4.2.2(b)(ii) above, if no Class C Limited Partnership Interests have been issued by FrontierVision, and if a Koo Type A Termination Event occurs on December 31, 1997, then, pursuant to the formulas set forth in the FrontierVision Partnership Agreement, the GP Special Allocation Percentage would be reduced by 0.73 percentage points, so that the resulting GP Special Allocation would be reduced from 7% to 6.27%. If the aggregate distribution being made pursuant to paragraph 4.2.1(c) of the FrontierVision Partnership Agreement is $200,000, the Special Distribution to be received by the Partnership from FrontierVision would be $12,540 ($200,000 x 6.27%), rather than the $14,000 ($200,000 x 7%) it otherwise would have been under this illustration if there had been no Koo Type A Termination Event. The amounts to be distributed by the Partnership under each scenario would be as follows:

                                    Assuming No Koo                     Assuming a Koo
                                         Type A                             Type A
 Partner                            Termination Event                   Termination Event
 -------                            -----------------                   -----------------
 General Partner                    $   140  ( 1%)                          $   140

 Vaughn                               9,240  (66%)                            9,240

 Koo                                  4,620  (33%)                            3,160
                                    -------  -----                          -------
                  Total             $14,000 (100%)                          $12,540
                                    ======= ======                          =======


                          4.3  [Intentionally Omitted]

                 4.4  Capital Accounts and Adjusted Capital Accounts;
Allocations.

                 4.4.1  (a)   There shall be established for each Partner on
the books of the Partnership a Capital Account initially reflecting an amount equal to its Capital Contribution. The Capital Accounts shall be adjusted from time to time to reflect the Partners' allocable shares of Net Profits or Net Losses, special allocations pursuant to paragraph 4.4.4, distributions pursuant to paragraphs 4.2 and 9.2.4(ii) and as otherwise required by the Code and Regulations, including but not limited to the rules of Treas. Reg. Section 1.704-1(b)(2)(iv).

                        (b)  If allocations are required pursuant to
paragraph 4.4.5(b) or (c) hereof, then the adjustments to the Capital Accounts of the Partners in respect of the property described therein shall be made in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(g) for allocations to them of depreciation, depletion, amortization and gain or loss as computed for book purposes, and no further adjustments shall be made to the Capital Accounts to reflect the Partners' shares of the corresponding tax items. For purposes of computing such adjustments to the Capital Accounts, the General Partner will utilize the method of computing depreciation, depletion or amortization with respect to such property as is utilized for federal income tax purposes except that the property's value for book purposes will be used rather than its adjusted tax basis.

                        (c) The General Partner shall at all times during the existence of the Partnership maintain a minimum Capital Account balance equal to 1% of the total positive Capital Account balances of all Partners having positive balances in their Capital Accounts.

                        (d) The Partnership shall establish and maintain an Adjusted Capital Account for each Partner in its workpapers (and not on its books).

                 4.4.2 Net Profits for any Fiscal Year or period shall be allocated as follows:

                        (a) first, to those Partners, if any, having negative balances in their respective Adjusted Capital Accounts, an amount equal, and in proportion, to such negative balances;

                        (b) second, to the Partners in an amount equal, and in proportion, to the excess, if any, of each respective Partner's Unrecouped Capital Contributions over such Partner's Adjusted Capital Account until the positive balance in each Partner's Adjusted Capital Account equals the amount of such Partner's Unrecouped Capital Contributions; and

                        (c) thereafter, to the Partners in such amount and manner as may be required so that, to the maximum extent possible, the amount of each Partner's Adjusted Capital Account (prior to the applicable distribution, if any) is such that if a distribution were to be made to each Partner in an amount equal to such Partner's Excess Capital Account, such distribution would be equal to the amount distributed and/or distributable to such Partner under paragraph 4.2.1 (other than amounts representing the return of Capital Contributions) and paragraph 4.2.2.

                 4.4.3 Net Losses for any Fiscal Year or period shall be allocated as follows:

                        (a) first, to the Partners in such amount and manner as may be required so that, to the maximum extent possible, the amount of each Partner's Adjusted Capital Account (prior to the applicable distribution, if any) is such that if a distribution were to be made to each Partner in an amount equal to such Partner's Excess Capital Account, such distribution would be equal to the amount distributed and/or distributable to such Partner under paragraph 4.2.1 (other than amounts representing the return of Capital Contributions) and paragraph 4.2.2;

                        (b) second, to the Partners in an amount equal, and in proportion, to the amounts of their respective Excess Capital Accounts until no Partner has an Excess Capital Account;

                        (c) third, to the Partners in an amount equal, and in proportion, to the positive balances of their respective Adjusted Capital Accounts, until the balance of each Partner's Adjusted Capital Account is reduced to zero; and

                        (d)  thereafter, 100 percent to the General Partner.

                 4.4.4 Notwithstanding any other provision of this Agreement, the following allocations shall be made prior to any other allocations under this Agreement and in the following order of priority:

                        (a)     (i)  If there is a net decrease in
         Partnership Minimum Gain during any Fiscal Year or period so that an allocation is required by Treas. Reg. Section 1.704-2(f), items of income and gain shall be allocated to the Partners in the manner and to the extent required by such Regulation. This provision is intended to be a minimum gain chargeback within the meaning of Treas. Reg.
         Section 1.704-2(f)(1) and shall be interpreted and applied consistently therewith.

                                (ii)  If there is a net decrease in the
         minimum gain attributable to a Partner Nonrecourse Loan during any Fiscal Year or period so that an allocation is required by Treas. Reg. Section 1.704-2(i)(4) (minimum gain chargeback attributable to a partner nonrecourse debt), items of income and gain shall be allocated in the manner and to the extent required by such Regulation.

                       (b) If, at the close of any Fiscal Year, allocations of Net Profits or Net Losses pursuant to the other provisions of this paragraph
4.4 or distributions made or to be made pursuant to paragraph 4.2.1 or paragraph 9.2.4(ii) would not prevent or would cause any Limited Partner to have a negative Adjusted Capital Account balance, then gross income of the Partnership for such year and each subsequent year (if necessary) shall be allocated to such Partner to the extent required to eliminate, as quickly as possible, such negative Adjusted Capital Account balance. This paragraph 4.4.4(b) is intended to comply with the qualified income offset requirement of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

                       (c) Nonrecourse Deductions, if any, for any Fiscal Year or period shall be allocated in the following order of priority:

                       (i) first, to the Partners up to an amount equal, and in proportion, to the allocation of Net Profits for such Fiscal Year or period pursuant to paragraph 4.4.2 hereof; and

                       (ii) thereafter, to the Partners in proportion to their respective Capital Contributions.

                       (d) Any Partner Nonrecourse Deduction shall be allocated to the Partner who bears the economic risk of loss with respect to the loan giving rise to such deduction within the meaning of Treas. Reg. Section 1.752-2.

                 4.4.5 (a) For federal, state and local income tax purposes, all items of taxable income, gain, loss, and deduction for each Fiscal Year or period shall be allocated among the Partners in accordance with the manner in which the corresponding items were allocated under paragraphs 4.4.2, 4.4.3 and 4.4.4, except as provided in paragraph 4.4.5(b) and (c) hereof.

                       (b) If property is contributed to the Partnership by a Partner and there is a difference between the basis of such property to the Partnership for federal income tax purposes and the fair market value at the time of its contribution, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated among the Partners so as to take account of such book/tax difference as required by Code Section 704(c).

                       (c) If property (other than property described in paragraph 4.4.5(b) hereof) of the Partnership is reflected in the

Capital Accounts of the Partners and on the books of the Partnership at a book value that differs from the adjusted basis of such property for federal income tax purposes by reason of a revaluation of such property, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated among the Partners in a manner that takes account of the difference between the adjusted basis of such property for federal income tax purposes and its book value in the same manner as differences between adjusted basis and fair market value are taken into account in determining the Partners' shares of tax items under Code
Section 704(c).

                 4.4.6 Without altering the overall amount of Net Profits or gross income allocable to any Partner, Net Profits or gross income taxable as ordinary income under Sections 1245 and 1250 of the Code, or similar provisions of the Code (the "Depreciation Recapture"), shall, to the extent possible, be allocated to those Partners to whom allowances for depreciation or amortization giving rise to Depreciation Recapture were allocated.

                 4.4.7 If, at any time, the allocation provisions of paragraphs 4.4.2, 4.4.3 and 4.4.4 do not result in the General Partner receiving in the aggregate an allocation of at least 1% of all the Partnership items of income, gain, loss or deduction for the Fiscal Year, then the General Partner shall be allocated pro rata so much of each of those items as will cause it in the aggregate to be allocated at all times 1% of those items.

                 4.4.8 The foregoing provisions are intended to comply with Treas. Reg. Section 1.704-1(b), and shall be interpreted and applied as provided in such Treasury Regulations. If the General Partner shall reasonably determine that the manner in which the Capital Accounts or Adjusted Capital Accounts, or any increases or decreases thereto, are computed, or the manner in which any allocations are made under paragraph 4.4.5, should be adjusted in order to comply with Section 704(b) and Section 704(c) of the Code and the Regulations thereunder, the General Partner shall, subject to the Consent of a majority in Interest of the Class X Limited Partners, make such modifications, provided that the General Partner shall not modify the manner of making distributions pursuant to this Agreement. Without limiting the generality of the foregoing, the General Partner shall apply paragraphs 4.4.2 and 4.4.3, in conjunction with paragraph 4.4.4, in a manner that does not result in the duplication of the allocation of items of income, gain, deduction or loss. All elections, decisions and other matters concerning the allocations hereunder among the Partners, and accounting procedures, not specifically and expressly provided for by the terms of this Agreement, including, but not limited to, the election pursuant to section 754 of the Code (or corresponding provisions of subsequent law) to adjust the basis of the Partnership's assets as provided by sections 734 and 743 of the Code, shall be determined by the General Partner, but shall be subject in the case of any material election, decision or other matter, to the Consent of a majority in Interest of the Class X Limited Partners.

                 4.5 Tax Advances. To the extent the Partnership is required by law to withhold or to make tax payments on behalf of or with respect to any Partner (e.g., backup withholding or withholding with respect to Partners that are neither citizens nor residents of the United States) ("Tax Advances"), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances (other than Tax Advances withheld from distributions) made on behalf of a Partner, together with interest thereon at the "applicable federal rate," shall, at the option of the General Partner,
(i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would other wise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the liquidation proceeds otherwise payable to such Partner. Whenever the General Partner selects option (ii) pursuant to the preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions (whether before or upon liquidation) unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner.


                                   ARTICLE V

                   Rights and Duties of the General Partner

                 5.1  Management.

                 5.1.1 Except as otherwise expressly provided herein, the General Partner is hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs and business of the Partnership and to make all decisions affecting Partnership affairs and business, as deemed proper, convenient or advisable by the General Partner to carry on the business of the Partnership as described in paragraph 2.4, and the General Partner shall have all of the rights and powers of a general partner of a limited partnership under the Partnership Act and otherwise as provided by law. Without limiting the generality of the foregoing, all of the Partners hereby specifically agree and Consent that the General Partner may, on behalf of the Partnership or in its capacity as the general partner of FrontierVision (as the case may be), at any time, and without further notice to or Consent from any

Limited Partner (but subject to such approvals of the FrontierVision Advisory Committee as may be required pursuant to paragraph 6.2 of the FrontierVision Partnership Agreement), do the following:

                        (a) cause FrontierVision to make Investments consistent with the purposes of FrontierVision and the Partnership;

                        (b) cause FrontierVision to sell, exchange or otherwise dispose of all or any part of any Investment, whether for cash, securities, property or on such terms as the General Partner shall determine to be appropriate;

                        (c) cause the Partnership or FrontierVision to borrow money or guarantee loans, to the extent permitted by paragraph 5.1.2 of each of this Agreement and the FrontierVision Partnership Agreement;

                        (d) perform, or arrange for the performance of, the management and administrative services necessary for the operations of the Partnership and FrontierVision and, subject to paragraph 5.1.1(k) of each of this Agreement and the FrontierVision Partnership Agreement, manage the investment of the Partnership's and FrontierVision's funds prior to their investment in Investments;

                        (e) manage Investments, including, but not limited to, administering Investments and the ultimate realization of those Investments and providing managerial assistance to the Persons in which FrontierVision holds Investments;

                        (f) incur all expenditures permitted by this Agreement and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership;

                        (g) employ and dismiss from employment any and all employees, consultants, agents, attorneys, accountants and professional advisors;

                        (h)  enter into, execute, amend, supplement,
acknowledge and deliver any and all contracts, agreements or other instruments as the General Partner shall determine to be appropriate in furtherance of the purposes of the Partnership;

                        (i) pay, collect, compromise, arbitrate, resort to legal action for or otherwise adjust claims or demands of or against the Partnership;

                        (j) engage in any kind of activity and perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the purposes of the Partnership (as set forth in paragraph 2.4), to the extent the same may be lawfully carried on or performed by a partnership under the laws of each state in which the Partnership is then formed or qualified;

                        (k) pending investment in Investments, payment of Partnership expenses in accordance with paragraph 5.5.1 or cash distributions to the Partners, make temporary investments of Partnership capital in (i) United States government and agency obligations, (ii) commercial paper rated not lower than P-2 with maturities of not more than six (6) months and one (1) day, (iii) interest-bearing deposits in United States banks with an unrestricted surplus of at least $250,000,000, maturing within one (1) year, or
(iv) money market mutual funds with assets of not less than $750,000,000, substantially all of which assets consist of items described in one or more of the foregoing clauses (i), (ii) and (iii);

                        (l) admit an assignee of all or any fraction of a Limited Partner's Interest to be a Substituted Limited Partner in the Partnership pursuant to and subject to the terms of paragraph 8.3; and

                        (m)  act as the "tax matters partner" of the
Partnership, as such term is defined in Section 6231(a)(7) of the Code, and exercise any authority permitted the tax matters partner under the Code.

                 5.1.2 Subject to the Consent of a majority in Interest of the Class X Limited Partners, the General Partner shall have the right, at its option, to cause the Partnership to borrow money from any Person (including a Partner) for any Partnership purpose. The Partnership will not, however, secure such borrowings with Partnership assets, nor will it assign its right to receive the Unused Capital Commitments from time to time of any of the Partners.

                 5.1.3 Third parties dealing with the Partnership may rely conclusively upon any certificate of the General Partner to the effect that it is acting on behalf of the Partnership. The signature of the General Partner shall be sufficient to bind the Partnership in every manner to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition or disposition of any Investments or other properties in furtherance of the purposes of the Partnership.

                 5.1.4 Notwithstanding the provisions of paragraph 5.1.1, the General Partner shall not do any of the following:

                       (a) conduct the operations of the Partnership or FrontierVision or do any act in a manner inconsistent with the provisions of this Agreement or the FrontierVision Partnership Agreement;

                          (b)  take any action which would make it
impossible to carry on the ordinary operations of the Partnership or FrontierVision, except as otherwise provided in this Agreement or the FrontierVision Partnership Agreement;

                          (c)  possess Partnership property, or assign any
rights in Partnership property, for other than a Partnership purpose;

                          (d)  take any action which requires approval of the
Limited Partners, or any class of Limited Partners, unless such action shall first have been so approved;

                          (e)  permit the Partnership to take any action or
operate in any manner as (i) would cause the Partnership to be classified as an "investment company" for purposes of the Investment Company Act of 1940 (as amended from time to time) or (ii) would cause all or any portion of the assets of the Partnership to constitute "plan assets" under ERISA or the Code;

                          (f)  admit a Person as a Partner, except as
otherwise provided in this Agreement;

                          (g)  transfer its Interest as General Partner of the
Partnership; or

                          (h)  amend this Agreement, except as otherwise
provided in Article X.

                 5.2      Duties and Obligations of the General Partner.

                 5.2.1 The General Partner shall take all actions and perform all duties and obligations which may be necessary or appropriate in connection with the management, conduct and operation of the business and affairs of the Partnership or FrontierVision in accordance with the terms and provisions of this Agreement, the FrontierVision Partnership Agreement and applicable laws and regulations.

                 5.2.2 The General Partner will use its reasonable best efforts to find opportunities for investment in Investments.

                 5.2.3 The General Partner shall take all action which may be necessary or appropriate for the continuation of the Partnership's and FrontierVision's valid existence and authority to do business as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such authority to do business is, in the judgment of the General Partner, necessary or advisable to protect the limited liability of the Limited Partners and the limited partners of

FrontierVision, or to enable the Partnership or FrontierVision to conduct the business in which it is engaged.

                          5.2.4  The General Partner shall at all times conduct
its affairs and the affairs of all of its Affiliates and of the Partnership and FrontierVision in such a manner that, except as otherwise provided herein or in the FrontierVision Partnership Agreement, no Limited Partner, no limited partner of FrontierVision, no member of the FrontierVision Advisory Committee and no Affiliate of any of the foregoing will have any personal liability to third parties with respect to any liability or obligation of the Partnership or FrontierVision.

                          5.2.5  The General Partner shall prepare or cause to
be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are expenses of the Partnership and not of the General Partner); provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Partnership.

                          5.2.6  The General Partner shall be under a fiduciary
duty to conduct the affairs of the Partnership and its dealings with the Limited Partners in the best interests of the Partnership and the Limited Partners, including the safekeeping and use of all Partnership funds and assets for the exclusive benefit of the Partnership.

                          5.3  Other Businesses of Partners.

                          5.3.1  The General Partner shall be a single-purpose
entity, whose sole purpose and activity shall be to act as general partner of the Partnership. The General Partner shall not acquire or hold any investment, other than its Interest in the Partnership. The General Partner shall, and shall cause each GP Principal to, devote to the Partnership, FrontierVision and to Persons in which FrontierVision acquires or holds Investments such time as shall be necessary to conduct the business and affairs of the Partnership and FrontierVision in an appropriate manner which, in the case of James C. Vaughn and John S. Koo, shall be his full business time except, in the case of Mr. Vaughn, for his responsibilities in assisting in the sale of the partnership interests of Triax Associates V, L.P. Until the earlier of (i) the expiration of the term of the Partnership (including any extension thereof) and (ii) the dissolution of the Partnership, the General Partner shall cause each GP Principal not to, directly or indirectly, acquire, for its or his own account, an investment which is of a character and in an amount consistent with the purposes of the Partnership or FrontierVision or be a general partner or principal of any other entity having purposes substantially similar to the principal purpose of the Partnership or FrontierVision. Any Class X or Class Z Limited Partner may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Partnership, FrontierVision or otherwise. Neither the Partnership nor any Partner shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom. The Limited Partners Consent that the General Partner may offer to any Limited Partner, outside the Partnership and in its individual capacity, the opportunity to make loans to any Person in which the Partnership acquires or holds investments, and no other Partner shall have any right to participate, or any interest, therein by virtue of this Agreement or the partnership relationship created hereby.

                          5.4     Authority of Partners to Deal with
Partnership.

                          5.4.1  Without limiting the other powers set forth
herein, the General Partner is expressly authorized, in the name and on behalf of FrontierVision, to enter into the Vaughn Employment Agreement and the Koo Employment Agreement, and to perform and observe each and every one of the covenants, promises, obligations, duties and liabilities applicable to the Partnership or FrontierVision as set forth in such agreements.

                          5.4.2  Except as expressly provided in Article IV and
in the Vaughn Employment Agreement and the Koo Employment Agreement, neither the General Partner nor any GP Principal nor any of its Affiliates shall receive, directly or indirectly, any salary, fees, profits, distributions or compensation from the Partnership or FrontierVision, other than salaries, bonuses and other benefits that are approved by the FrontierVision Advisory Committee.

                          5.5  Partnership Expenses.

                          5.5.1  The Partnership shall pay all expenses of
operating and maintaining the Partnership and its assets and business (which expenses shall include, without limitation, legal and accounting fees of the Partnership).

                          5.6  Exculpation and Indemnification.

                          5.6.1  In the absence of fraud, breach of fiduciary
duty, willful misconduct (which shall include, but not be limited to, any willful breach of this Agreement) or gross negligence, neither the General Partner nor its officers, directors, employees, agents or stockholders (including when any of the foregoing is serving at the request of the General Partner on behalf of the Partnership or FrontierVision as a partner, officer, director, employee or agent of any other Person) (in each case, an "Indemnitee") shall be liable to any other Partner or the Partnership
(i) for any mistake in judgment, (ii) for any action taken or omitted to be taken in good faith and in a manner reasonably believed by such Person to be in the best interests of the Partnership and to be within the scope of its authority conferred by this Agreement, or (iii) for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent, provided that such broker or other agent shall have been selected and supervised by the General Partner or other Indemnitee with reasonable care.

                          5.6.2  The Partnership shall, to the fullest extent
permitted by law, out of its assets and not out of the assets of the General Partner, indemnify and hold harmless each of the Indemnitees and the Liquidating Trustee (and each of their respective heirs and legal and personal representatives) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the name of the Partnership), by reason of any action taken or omitted to be taken in connection with or arising out of such Person's activities on behalf of the Partnership or in furtherance of the interests of the Partnership, if such actions were taken or omitted to be taken in good faith and in a manner reasonably believed by such Person to be in the best interests of the Partnership and to be within the scope of the authority conferred by this Agreement, against losses, damages and expenses for which such Person has not otherwise been reimbursed (including reasonable attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding; provided, that any Person entitled to indemnification from the Partnership hereunder shall obtain the written consent of the General Partner (which consent shall not be given without the Consent of a majority in Interest of the Class X Limited Partners) prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Person. The Partnership, in the discretion of the General Partner (but subject to the Consent of a majority in Interest of the Class X Limited Partners), may advance monies of the Partnership to any Indemnitee who is or may be subject to a claim for which indemnification may be required under this paragraph 5.6.2 to cover attorneys' and accountants' fees and disbursements and other similar defense costs or expenses. Such advances shall be conditioned on receipt by the Partnership of an undertaking by the Indemnitee to return monies so advanced if it ultimately is determined that indemnification is not required under this paragraph 5.6.2.

                                   ARTICLE VI

                            [Intentionally Omitted]


                                  ARTICLE VII

                Transferability of General Partner's Interest

                7.1  Assignment of the General Partner's Interest.  The
General Partner shall not (i) until the dissolution of the Partnership otherwise occurs, take any step to voluntarily dissolve itself, or to voluntarily resign or withdraw from the Partnership or to voluntarily cause a dissolution of the Partnership or (ii) directly or indirectly assign, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of all or any fraction of its Interest as a General Partner in the Partnership, or enter into any agreement as a result of which any other Person shall have a general partner's interest in the Partnership. Without limiting the generality of the foregoing, each of the following shall constitute an indirect Transfer which is prohibited by this paragraph 7.1: any Transfer, issuance of additional interests in the General Partner or other transaction as a result of which either James C. Vaughn or John S. Koo shall cease to own, directly or indirectly, substantially all of the economic and voting interests in FrontierVision Inc. which he owns on the date hereof, other than as a result of the Incapacity of Mr. Vaughn or Mr. Koo. The General Partner shall be liable in damages to the Limited Partners for any breach of the provisions of this paragraph 7.1.

                7.2  Removal of the General Partner.

                7.2.1 The General Partner may be removed from the Partnership (i) at any time after the occurrence of a Vaughn Expiration Date, by Consent of a majority in Interest of the Attributable Class X and Class Y Limited Partners; or (ii) at any time for "cause," by Consent of a majority in Interest of the Attributable Class X Limited Partners. In addition to, and not in limitation of, the foregoing, in the event the Partnership shall or would suffer an FCC Regulatory Issue due to the status or condition of any GP Principal or any of his Affiliates, or due to any GP Principal or any of his Affiliates having taken or failed to take any action, then the General Partner shall cause the GP Principal to, and the GP Principal shall, divest all direct and indirect interests in the Partnership. Any removal of the General Partner pursuant to this paragraph 7.2.1 shall be subject to the Partnership obtaining any required approval of the FCC or any other regulatory authority, which the Partnership and the General Partner agree to diligently and expeditiously seek. For purposes of this paragraph 7.2.1:

                                  (i)  a "Vaughn Expiration Date"
                 shall mean the earliest of the following dates: (a) the date on which James C. Vaughn is neither a General Partner nor a GP Principal; (b) the date on which the Vaughn Employment Agreement is terminated pursuant to its terms; and (c) the date on which James C. Vaughn ceases to own beneficially for his own account, directly or indirectly, at least one of the following: (I) at least two thirds of the Special Distribution or (II) at least two thirds of the interests in the Partnership that correlate to the Special Distribution; and

                                  (ii) "cause" for removal of the
                 General Partner shall mean (a) any action by the General Partner or any GP Principal which constitutes dishonesty, a violation of law or a fraud against the Partnership, (b) the indictment of the General Partner or any GP Principal for a felony, (c) willful misconduct, drunkenness or abuse of any controlled substance by the General Partner or any GP Principal, (d) any material violation by the General Partner or any GP Principal of its fiduciary obligations to the Partnership or the Partners, (e) any material breach by the General Partner or any GP Principal of the terms of this Agreement, including, without limitation, any failure by Mr. Vaughn or Mr. Koo to make payments in respect of his Capital Commitment as provided in paragraphs 3.1.1 and 3.11, or (f) the Partnership would or shall suffer an FCC Regulatory Issue due to the status or condition of the General Partner, any GP Principal or any of their Affiliates or due to the General Partner, any GP Principal or any of their Affiliates having taken or failed to take any action, unless such FCC Regulatory Issue is cured within 15 days after the General Partner becomes aware thereof.

The foregoing shall not constitute a waiver or exculpation by the Partnership or any Partner of any liability which the General Partner may have to the Partnership or any Partner in respect of the cause for its removal.

                 7.2.2 A majority in Interest of the Attributable Class X Limited Partners shall have the power to appoint a new General Partner in place of a General Partner that is removed pursuant to paragraph 7.2.1. If a majority in Interest of the Attributable Class X Limited Partners so elect to appoint a new General Partner, the effective time of removal of the removed General Partner will not occur until immediately after the successor General Partner has been admitted to the Partnership, and such successor General Partner hereby is authorized to continue the business of the Partnership.

                 7.2.3 Upon the removal of FrontierVision Inc. as the General Partner then either (i) at the election of a majority in Interest of the Attributable Class X Limited Partners the Partnership shall redeem the interest of FrontierVision Inc. in the Partnership for cash at a price equal to the fair market value thereof, which redemption shall be consummated promptly after the determination of such fair market value or (ii) in the absence of such election, the General Partner's interest in the Partnership shall be converted as of the effective date of such removal to that of a nonvoting, nonconvertible Limited Partnership Interest in respect of which its Capital Commitment, Capital Contributions, and rights to allocations and distributions shall each equal its Capital Commitment, Capital Contributions, and rights to allocations and distributions as stated herein and made hereunder (subject to any reduction of such rights pursuant to the terms of this Agreement and the FrontierVision Partnership Agreement by reason of the removal or otherwise). For purposes of this paragraph 7.2.3, the fair market value of the interest of FrontierVision Inc. in the Partnership shall be agreed upon by FrontierVision Inc. and a majority in Interest of the Attributable Class X Limited Partners, and if such agreement is not achieved, then the fair market value of such interest shall be determined in accordance with the method of appraisal described in paragraph 7.2.4, with FrontierVision Inc. and a majority in Interest of the Attributable Class X Limited Partners each selecting one appraiser. One-half of the costs of the appraisals shall be borne by the Partnership and one-half shall be borne by FrontierVision Inc.

                 7.2.4  Determinations of fair market value under paragraphs
3.7.5 and 7.2.3 shall be made by two independent appraisers selected as set forth herein. If the two appraisals set the fair market value at amounts which do not differ by more than twenty percent (20%) of the lower of the two, the mean between them shall constitute fair market value; and if such differential shall be greater, a third appraiser shall be appointed by mutual agreement of the two appraisers for the purpose of choosing which of the two appraisals more nearly reflects fair market value. The appraisal so designated shall constitute fair market value.

                 7.3 Liability of Person Ceasing to be General Partner. Any Person which shall cease to be a General Partner of the Partnership shall remain liable for obligations and liabilities incurred on account of its activities as General Partner prior to the time it ceased to be a General Partner, but it shall be free of any obligation or liability as a General Partner incurred on account of the activities of the Partnership from and after the time it ceased to be a General Partner.

                                  ARTICLE VIII

                 Transferability of Limited Partnership Interests

                 8.1  Restrictions on Transfers of Interests.

                 8.1.1 No sale, exchange, transfer, assignment, pledge, hypothecation or other disposition (herein collectively called a "Transfer") of all or any fraction of a Limited Partnership Interest may be made except (i) with the prior written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner, (ii) in the case of a Transfer by a Class Y Limited Partner, with the prior Consent of a majority in Interest of the Class X Limited Partners, which Consent may be withheld in the sole discretion of the Class X Limited Partners, and (iii) in accordance with and as specifically permitted by the provisions of this Agreement; provided, however, that (v) a Transfer by operation of law to the estate or personal representative of a deceased or incompetent individual Limited Partner (which estate or representative will then be subject to the same restrictions on Transfer as all other Limited Partners) shall not require the consent of the General Partner, but shall, to the fullest extent permitted by law, in all respects be subject to paragraph 8.1.3; (w) subject to paragraph 8.1.3, any Limited Partner which is a corporation may at any time Transfer all or a portion of its Interest to its ultimate parent corporation (a "Parent") of which it is a direct or indirect wholly owned subsidiary and a member of the same consolidated group for federal income tax purposes or to any wholly owned direct or indirect subsidiary of such Parent which is a member of the same consolidated group for federal income tax purposes (a "Controlled Subsidiary"), it being understood that (1) unless the General Partner otherwise consents (which consent shall not unreasonably be withheld), a Limited Partner making such a Transfer shall thereafter remain liable (jointly and severally with the transferee) for its Unused Capital Commitment and (2) with respect to a Controlled Subsidiary, the later sale, liquidation or spinoff of such Controlled Subsidiary or other transaction in which the Parent ceases to control, directly or indirectly, 100% of the equity of the Controlled Subsidiary would constitute an indirect sale of an Interest, which sale may only be made in compliance with the terms and restrictions set forth in this Agreement; (x) JPMIC may Transfer up to 25% of its Interests as a Class X Limited Partner and a Class Z Limited Partner to a limited partnership of which an Affiliate of JPMIC is the general partner; and (y) the General Partner shall not unreasonably withhold its consent to a Transfer by a Limited Partner (i) that has suffered a Regulatory Disability or (ii) that is a Nonconforming Partner.

                 8.1.2 In addition to, and not in limitation of, the provisions of paragraph 8.1.1, except as the General Partner, with the Consent of a majority in Interest of the Class X Limited Partners, may otherwise permit, and except for a Transfer pursuant to paragraph 3.6 or the provisos to paragraph 8.1.1, a Limited Partner may Transfer all or a portion of its Limited Partnership Interest only for a cash purchase price and in accordance with the following procedures:

                                  (i)  Such Limited Partner must provide 45
         days' written notice to the General Partner and to all of the Limited Partners of such proposed Transfer and the proposed cash purchase price (the "Asking Price") for the Interest (or portion thereof) it is seeking to Transfer (the "Offered Securities").

                                  (ii)  During the first 30 days of such 45-day
         period, the General Partner and each of the Limited Partners (other than any Defaulting Partner) will have the right to propose to acquire the Offered Securities or some portion thereof for the Asking Price, and if the Partners as a group propose to acquire more than the Offered Securities, then each such Partner shall have the right to propose to acquire its pro rata portion of the Offered Securities (based on the proportion of the Capital Commitment made by such Partner to the Partnership to the Capital Commitments made to the Partnership by all Partners proposing to acquire a portion of the Offered Securities); provided, however, that the Limited Partner that proposes to make the Transfer shall not be obligated to sell any portion of the Offered Securities to any Partner unless the Partners have collectively proposed to purchase all of the Offered Securities.

                                  (iii)  If, and only to the extent that, the
         Offered Securities are not acquired by the Partners at the end of such 45-day period, then such Limited Partner may Transfer the Offered Securities within 90 days, at not less than the Asking Price, to a Person approved by the General Partner.

                                  (iv)  If such Limited Partner wishes to
         Transfer the Offered Securities at a purchase price of less than the Asking Price, it must first follow the procedures set forth in clauses
         (i)-(iii) above with the new purchase price such Limited Partner is seeking becoming the Asking Price.

                 8.1.3 Notwithstanding any other provisions of this paragraph 8.1, no Transfer of all or any fraction of a Limited

Partnership Interest may be made unless in the opinion of responsible counsel (who may be counsel for the Partnership), satisfactory in form and substance to the General Partner (which opinion may be waived, in whole or in part, at the discretion of the General Partner):

                          (i) such Transfer, when added to the total of all other Transfers within the preceding twelve (12) months, would not result in the Partnership being considered to have terminated within the meaning of Section 708 of the Code;

                          (ii) such Transfer would not violate the Securities Act of 1933, as amended, or any state securities or "Blue Sky" laws applicable to the Partnership or the Interest to be Transferred;

                          (iii) such Transfer would not cause the Partnership to lose its status as a partnership for federal income tax purposes or cause the Partnership to become subject to the Investment Company Act of 1940, as amended;

                          (iv) such Transfer would not cause all or any portion of the assets of the Partnership to constitute "plan assets" under ERISA or the Code; and

                          (v) such Transfer would not result in an FCC Regulatory Issue.

The General Partner agrees to cooperate with any Limited Partner making a Transfer by providing such records and other factual information regarding the Partnership as may be reasonably requested with respect to any proposed Transfer. Each Limited Partner hereby agrees that it will not Transfer all or any fraction of its Interest in the Partnership, except as permitted by this Agreement.

                 8.1.4 Each Limited Partner agrees that it will pay all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with a Transfer of a Limited Partnership Interest (or portion thereof) by that Limited Partner.

                 8.1.5 Any Person which acquires all or any fraction of the Interest of a Limited Partner and which is admitted to the Partnership as a Limited Partner shall assume all or a proportionate fraction of the Capital Account of such Limited Partner and shall be obligated (i) to pay to the Partnership the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment made by its predecessor in Interest and (ii) to return to the Partnership amounts previously wrongfully distributed to its predecessor in Interest, in accordance with and subject to the limitations of paragraph

3.5.2, as if it had received the distributions made to its predecessor in Interest. Each Limited Partner agrees that, notwithstanding the Transfer of all or any fraction of its Limited Partnership Interest, as between it and the Partnership, it will remain liable for its Unused Capital Commitment and to return to the Partnership amounts previously wrongfully distributed to it in accordance with and subject to the limitations of paragraph 3.5.2 as required to be paid or returned with respect to its Interest prior to the time, if any, when the purchaser, assignee or transferee of such Interest, or fraction thereof, is admitted as a Substitute Limited Partner and, subject to clause (w) of paragraph 8.1.1 and subject to paragraph 8.1.4, to the extent permitted by law, a transferring Limited Partner will not have any liability for amounts required to be paid with respect to its Interest after the time, if any, when the purchaser, assignee or transferee of such Interest, or fraction thereof, is admitted as a Substituted Limited Partner.

                 8.2  Assignees.

                 8.2.1 The Partnership shall not recognize for any purpose any purported Transfer of all or any fraction of the Interest of a Limited Partner unless the provisions of paragraph 8.1 shall have been complied with and there shall have been filed with the Partnership a dated notice of such Transfer, in form satisfactory to the General Partner, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement, including the provisions of paragraph 12.1 and its agreement to be bound thereby, (ii) represents that such Transfer was made in accordance with all applicable laws and regulations and (iii) contains a power of attorney granted by the purchaser, assignee or transferee to the General Partner to execute this Agreement and all amendments hereto on its behalf.

                 8.2.2 Unless and until an assignee of an Interest becomes a Substituted Limited Partner, such assignee shall not be entitled to give Consents with respect to such Interest.

                 8.2.3 Subject to paragraph 8.1.5, any Limited Partner which shall Transfer all of its Interest shall cease to be a Limited Partner, except that, subject to paragraph 8.3.3, unless and until a Substituted Limited Partner is admitted in its stead, such assigning Limited Partner shall not cease to be a Limited Partner or cease to have any of the rights or obligations of a Limited Partner hereunder.

                 8.2.4 Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the assignor of a Limited Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a written assignment that conforms to the requirements of this Article VIII has been received by the Partnership and accepted by the General Partner.

                 8.2.5 A Person who is the assignee of all or any fraction of the Interest of a Limited Partner as permitted hereby but does not become a Substituted Limited Partner and who desires to make a further Transfer of such Interest, shall be subject to all of the provisions of this Article VIII to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of its Interest.

                 8.3  Substituted Limited Partners.

                 8.3.1 No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, heir, legatee, distributee or other recipient of all or any fraction of such Limited Partner's Interest as a Limited Partner in its place. Any such purchaser, assignee, transferee, heir, legatee, distributee or other recipient of an Interest (whether pursuant to a voluntary or involuntary Transfer) shall be admitted to the Partnership as a Substituted Limited Partner only (i) with the prior written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner (except that such consent shall not unreasonably be withheld in the case of a Transfer described in clause (w) of paragraph 8.1.1 by a Limited Partner that is a small business investment corporation if such Limited Partner determines in good faith that the holding by it of its Limited Partnership Interest may be inconsistent with applicable provisions of law or regulation, and no consent shall be required in the case of a Transfer described in clause (x) of paragraph 8.1.1), (ii) in the case of a Class Y Limited Partner, with the prior Consent of a majority in Interest of the Class X Limited Partners, which Consent may be withheld in the sole discretion of the Class X Limited Partners,
(iii) by satisfying the requirements of paragraphs 8.1 and 8.2 and (iv) upon an amendment to this Agreement, Schedule A, and the Partnership's certificate of limited partnership, if required, filed in the proper records of each jurisdiction in which such filing is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

                 8.3.2 Each Substituted Limited Partner, as a condition to its admission as a Limited Partner, shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Limited Partnership Interest acquired. All reasonable expenses, including attorneys' fees not paid by the assignor Partner pursuant to paragraph 8.1.4 that are incurred by the Partnership in this connection shall be borne by such Substituted Limited Partner.

                 8.3.3 Until an assignee shall have been admitted to the Partnership as a Substituted Limited Partner pursuant to paragraph 8.3.1, such assignee shall only be entitled to the rights of an assignee of a Limited Partnership Interest under this Agreement.

                 8.3.4 The Limited Partners hereby Consent to the admission as a Substituted Limited Partner of any Person so admitted in accordance with this paragraph 8.3.

                 8.4  Incapacity of a Limited Partner; Transfer Procedures.

                 8.4.1 In the event of the Incapacity of a Limited Partner, to the fullest extent permitted by law, the General Partner may require the Transfer of the Interest of such Limited Partner. The General Partner shall provide at least 60 days' notice of such Transfer. Such notice shall also specify the effective date of such Transfer (the "Required Transfer Date"). In the event of the Incapacity of a Limited Partner, the Partnership shall not be dissolved (as long as there is at least one remaining Limited Partner), and the Limited Partner's trustee in bankruptcy or other legal representative shall have only the rights of a transferee to receive Partnership distributions applicable to the Interest of such Incapacitated Limited Partner as provided herein. Any Transfer from such trustee in bankruptcy or legal representative shall be subject to the provisions of this Agreement.

                 8.4.2 The General Partner shall designate a purchaser of the Interest required to be Transferred, and such Interest shall be acquired by the purchaser in accordance with the provisions of paragraphs 8.1.3, 8.1.5, 8.2 and
8.3 by the payment to the transferring Limited Partner within 90 days of the Required Transfer Date of an amount in cash equal to any positive balance in the transferring Limited Partner's Capital Account, after adjustment pursuant to the following sentence. Solely for the purpose of determining the purchase price for the Interest required to be Transferred, the Capital Account of the transferring Limited Partner shall be adjusted as of any Required Transfer Date to reflect income, gains and losses through the Required Transfer Date and the fair market value of the Partnership's assets as of the Required Transfer Date. The Partnership will bear, or will cause the purchaser of the Interest to bear, all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with the Transfer of such Interest. If the General Partner determines to cause any Transfer by a Limited Partner of all or any portion of its Limited Partnership Interests in accordance with the terms of this Agreement, each other Partner (other than a Defaulting Partner) shall have the right to purchase a percentage of such Interest equal to the percentage that such Partner's Capital Commitment bears to the Capital Commitments of all Partners (other than the Defaulting Partner) on the same terms as those set forth in this paragraph 8.4.2 within the 30 days' next following the notice of Transfer given by the General Partner in accordance with paragraph 8.4.1. If any Partner (other than a Defaulting Partner) does not elect to purchase its pro rata portion of such Interest, such portion shall be reoffered to the other Partners (other than a Defaulting Partner) within the 60 days' next following the notice of Transfer given by the General Partner in accordance with paragraph 8.4.1. Notwithstanding anything in this paragraph 8.4.2 to the contrary, if the Partners (other than Defaulting Partners) elect to purchase less than the entire Interest sought to be sold by the General Partner, the General Partner may elect, in its sole discretion, to (i) permit the Partners (other than any Defaulting Partners) to purchase a portion of such Interest,
(ii) sell such Interest in its entirety to any Partner or Partners willing to purchase such entire Interest or (iii) sell such Interest in its entirety to a Person not a Partner.

                 8.5 Transfers During a Fiscal Year. In the event of the Transfer of a Partner's Interest at any time other than the end of a Fiscal Year, allocations pursuant to paragraph 4.4 shall be divided between the transferor and the transferee by taking into account their varying interests during the Fiscal Year and by using any conventions permitted by law and selected by the General Partner, in its discretion. Notwithstanding the foregoing, if during the Fiscal Year in which there is a Transfer of an Interest, the Partnership shall derive substantial income from activities outside of the ordinary course of business (as determined by the General Partner, in its discretion), the allocations pursuant to paragraph 4.4 shall be divided between the transferor and transferee by taking into account the date on which such Transfer actually occurred.

                                   ARTICLE IX

         Dissolution, Liquidation and Termination of the Partnership

                 9.1  Dissolution.

                 The Partnership shall be dissolved and its affairs wound up upon the happening of any of the following events:

                                     (i)   the expiration of its term as set
         forth in paragraph 2.5;

                                    (ii)   the Incapacity, withdrawal, removal
         or other event of withdrawal (as defined in the Partnership

         Act) of a General Partner, unless (x) at the time thereof there is at least one remaining General Partner and the remaining General Partner(s) unanimously elect pursuant to the authority hereby granted to carry on the business of the Partnership or (y) within 90 days thereafter, Class X and Class Y Limited Partners representing not less than a majority in Interest of the remaining Partners (based on their profits interests and capital interests), or such greater percentage in Interest of the remaining Partners as may be required under the Partnership Act, agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional general partners;

                                  (iii)    prior to the date of the UVC
         Closing, the written Consent of 75 percent in Interest of the Class X Limited Partners, and on and after the date of the UVC Closing, the written Consent of all Partners; or

                                  (iv)   the entry of a decree of judicial
                 dissolution under Section 17-802 of the Partnership Act.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the winding up of the Partnership has been completed, the assets of the Partnership have been distributed as provided in paragraph 9.2 and the certificate of limited partnership of the Partnership has been canceled.

                 9.2  Liquidation.

                 9.2.1 Upon dissolution of the Partnership, the General Partner or, if there is none, a Person approved by a majority in Interest of the Attributable Class X Limited Partners to act as a liquidating trustee (the "Liquidating Trustee"), shall wind up the affairs of the Partnership and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Partnership and, after paying or making provision by the setting up of reasonable reserves for all liabilities to creditors of the Partnership, to distribute the assets among the Partners in accordance with the provisions for the making of distributions set forth in this Agreement.

                 9.2.2 Notwithstanding paragraph 9.2.1 (but subject to paying or making provision for all liabilities to creditors), in the event that the General Partner or the Liquidating Trustee shall determine that a sale or other disposition of part or all of the assets of the Partnership would cause undue loss to the Partners or otherwise be impractical or undesirable, the General Partner or the Liquidating Trustee may either defer liquidation of, and withhold from distribution for a reasonable time, any such assets, or distribute part or all of such assets, pro rata to the Partners in kind (subject to the provisions of paragraph 9.2.5).

                 9.2.3 The Limited Partners shall not be responsible for restoring any negative balance in their Capital Accounts, but shall be subject to the obligations set forth in paragraph 3.5.2.

                 9.2.4 The assets of the Partnership or the proceeds from liquidation thereof shall be distributed in the following manner:

                                  (i)  First, to pay or make reasonable
         provision to pay the liabilities and debts of the Partnership (including the Special Notes (to the extent otherwise permitted by law), including all contingent, conditional or unmatured claims and obligations, and including the expenses of liquidation), other than liabilities for distributions to Partners; and

                                  (ii)  Thereafter, all remaining assets or
         proceeds shall be paid or distributed to all Partners in accordance with the provisions of paragraph 4.2.

                 9.2.5 In any such liquidation, the General Partner or the Liquidating Trustee, as applicable, may distribute (after payment of, or the reasonable provision for, the Partnership's obligations) the assets of the Partnership in cash or ratably in kind or any combination thereof. Each distribution in kind of securities, assets or other property shall be distributed in accordance with paragraph 4.2 as if there had been a sale of such property for an amount of cash equal to the fair market value of such property followed by an immediate distribution of such cash proceeds. Distributions consisting of cash, securities, assets and/or other property shall be made, to the extent practicable, in pro rata portions as to each Partner receiving such distributions. For purposes of the preceding sentence, securities, assets or other property having a different tax basis than like securities, assets or other property shall be considered to be securities, assets or other property of a different type. Notwithstanding the foregoing, in no event shall any distribution of securities, assets or other property be made to any Limited Partner to the extent such Limited Partner would be prohibited by applicable law or regulation from holding such securities, assets or other property. In such event, the General Partner or Liquidating Trustee shall vary the method of distribution in such equitable manner as it may, in its good faith discretion, determine. In the event of any proposed distribution of voting securities, to the extent practicable each Limited Partner shall be offered the opportunity to acquire comparable nonvoting securities or convertible nonvoting securities, as such Limited Partner may elect. To the extent deemed desirable by the General Partner or the Liquidating Trustee, distributions may be made into a liquidating trust or other appropriate entity, and reserves may be established for contingencies.

                 9.2.6 When the General Partner or the Liquidating Trustee has complied with the foregoing liquidation plan, the General Partner or the Liquidating Trustee, on behalf of all Partners, shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the certificate of limited partnership of the Partnership.


                                   ARTICLE X

                                   Amendments

             10.1  Adoption of Amendments; Limitations Thereon.

             10.1.1 This Agreement is subject to amendment only with the written Consent of the General Partner, a majority in Interest of the Class X and Class Z Limited Partners, and a majority in Interest of the Class Y Limited Partners; provided, however, that no amendment to this Agreement may:

                      (i) add to, detract from or otherwise modify the purposes of the Partnership;

                      (ii) increase the Capital Commitment of any Limited Partner; convert a Limited Partnership Interest into a General Partner's Interest; modify the limited liability of a Limited Partner; or increase the liabilities or responsibilities of any Limited Partner under this Agreement, in each case, without the Consent of each such adversely affected Limited Partner;

                      (iii) alter or change any special rights of the Class X Limited Partnership Interests, Class Y Limited Partnership Interests or Class Z Limited Partnership Interests so as to affect them adversely, without the Consent of a majority in Interest of the Class X Limited Partners, Class Y Limited Partners or Class Z Limited Partners, as applicable; or

                     (iv) amend any provisions hereof which require the Consent, action or approval of a specified percentage in Interest of Limited Partners without the Consent of such specified percentage in Interest of Limited Partners.

Notwithstanding anything to the contrary herein, except for an amendment described in this paragraph 10.1.1, the Class Z Limited Partners shall not be entitled to participate in any vote or Consent of the Limited Partners with respect to any matter.

                 10.1.2 Notwithstanding the limitations of paragraph 10.1.1, this Agreement may be amended from time to time by the General Partner without the Consent of any of the Limited Partners (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein; (ii) to admit one or more additional Limited Partners or one or more Substituted Limited Partners, or withdraw one or more Limited Partners, in accordance with the terms of this Agreement; (iii) to amend Schedule A hereto to provide any necessary information regarding any Partner, any additional or successor General Partner or any additional or Substituted Limited Partner; (iv) to amend paragraph 4.4 under the circumstances set forth in, and if the Consent of a majority in Interest of the Class X Limited Partners has been obtained in accordance with, paragraph 4.4.8; and (v) to reflect any change in the amount of the Capital Commitments of any Partner in accordance with the terms of this Agreement; provided, however, that no amendment shall be adopted pursuant to this paragraph 10.1.2 unless such amendment would not, in the opinion of counsel for the Partnership (which opinion may be waived, in whole or in part, by the General Partner) alter, or result in the alteration of, the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes.

                 10.1.3 Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the General Partner and all of the Limited Partners and, if required, shall be recorded in the proper records of each jurisdiction in which recordation is necessary for the Partnership to conduct business or to preserve the limited liability of the Limited Partners. Any such adopted amendment may be executed by the General Partner on behalf of the Limited Partners pursuant to the power of attorney granted in paragraph 12.1. The General Partner shall send each Limited Partner a copy of any amendment adopted pursuant to paragraph 10.1.1 or 10.1.2.

                 10.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article X, the General Partner shall amend the certificate of limited partnership of the Partnership to reflect such change if such amendment is required or if the General Partner deems such amendment to be desirable and shall make any other filings or publications required or desirable to reflect such amendment, including any required filing for recordation of any certificate of limited partnership or other instrument or similar document of the type contemplated by paragraph 2.6.

                                   ARTICLE XI

                         Consents, Voting and Meetings

                          11.1  Method of Giving Consent.  Any Consent required
by this Agreement may be given as follows:

                                  (i)  by a written Consent given by the
    approving Partner at or prior to the doing of the act or thing for which the Consent is solicited, provided that such Consent shall not have been nullified by either (a) notice to the General Partner by the approving Partner at or prior to the time of, or the negative vote by such approving Partner at, any meeting held to consider the doing of such act or thing, or
    (b) notice to the General Partner by the approving Partner prior to the time the General Partner shall have received sufficient Consents to authorize the doing of any act or thing, the doing of which is not subject to approval at such meeting; or

                                  (ii)  by the affirmative vote by the
    approving Partner to the doing of the act or thing for which the Consent is solicited at any meeting called and held to consider the doing of such act or thing.

                          11.2  Meetings.  Any matter requiring the Consent of
all or any of the Limited Partners pursuant to this Agreement may be considered at a meeting of the Partners held not less than five (5) nor more than thirty
(30) business days after notice thereof shall have been given by the General Partner to all Partners. Such notice (i) may be given by the General Partner, in its discretion, at any time, and (ii) shall be given by the General Partner within thirty (30) days after receipt by the General Partner of a request for such a meeting made by twenty percent (20%) in Interest of the Limited Partners. Any such notice shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the State of Delaware at such reasonable place as the General Partner shall designate and during normal business hours.

                          11.3  Record Dates.  The General Partner may set in
advance a date for determining the Limited Partners entitled to notice of and to vote at any meeting. All record dates shall not be more than sixty (60) days prior to the date of the meeting to which such record date relates.

                          11.4  Submissions to Limited Partners.  The General
Partner shall give all of the Limited Partners notice of any proposal or other matter required by any provision of this Agreement to be submitted for the consideration and approval of all or any of the Limited Partners. Such notice shall include any information required by the relevant provisions of this Agreement. Neither the General Partner nor the Partnership shall, directly or indirectly, pay or cause to be paid any remuneration, fee or other consideration to any Limited Partner for or as an inducement to the entering into by such Limited Partner of any waiver or amendment of any of the terms and provisions of this Agreement or the Partnership's certificate of limited partnership or the giving of any Consent, unless such remuneration is concurrently paid on the same terms, in proportion to their respective Capital Commitments, to all the then Limited Partners.


                                  ARTICLE XII

                               Power of Attorney

                 12.1  Power of Attorney.

                 12.1.1 Each Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints each of the General Partner (and when a partnership is a General Partner, each general partner of such General Partner and when a corporation is a General Partner or a general partner of a General Partner, the then Chairman, President and each Vice President of such corporation) and the Liquidating Trustee, if any, in such capacity as Liquidating Trustee for so long as it acts as such (each is hereinafter referred to as the "Attorney"), as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) this Agreement and any amendment to this Agreement which has been adopted as herein provided; (ii) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement; (iii) all certificates and other instruments deemed advisable by the General Partner or the Liquidating Trustee, as the case may be, to carry out the provisions of this Agreement and applicable law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business;
(iv) all instruments that the General Partner or the Liquidating Trustee deems appropriate to reflect a change, modification or termination in or of this Agreement or the Partnership in accordance with this Agreement, including, without limitation, the admission of additional Limited Partners or Substituted Limited Partners pursuant to the provisions of this Agreement; (v) all conveyances and other instruments or papers deemed advisable by the General Partner or the Liquidating Trustee, including, without limitation, those to effect the dissolution and termination of the Partnership, including a certificate of cancellation; (vi) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership;

and (vii) all other instruments or papers which may be required by law to be filed on behalf of the Partnership.

                 12.1.2  The foregoing power of attorney:

                 (a) is coupled with an interest, shall be irrevocable and shall survive and shall not be affected by the subsequent death, disability or Incapacity of any Limited Partner;

                 (b) may be exercised by the Attorney, either by signing separately as attorney-in-fact for each Limited Partner or by a single signature of the Attorney, acting as attorney-in- fact for all of them; and

                 (c) shall survive the delivery of an assignment by a Limited Partner of the whole or any fraction of its Interest; except that, where the assignee of the whole of such Limited Partnership Interest has been approved by the General Partner for admission to the Partnership, as a Substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Attorney to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.


                                  ARTICLE XIII

                Records and Accounting; Reports; Fiscal Affairs

                 13.1  Records and Accounting.

                 13.1.1 Proper and complete records and books of account of the business of the Partnership, including a list of the names, addresses and Interests of all Limited Partners, shall be maintained at the Partnership's principal place of business. Each Limited Partner and its duly authorized representatives shall be permitted for any purpose reasonably related to such Limited Partner's interest as a limited partner of the Partnership to inspect the books and records of the Partnership and make copies thereof, at such Limited Partner's expense, at any reasonable time during normal business hours.

                 13.1.2 The books and records of the Partnership shall be kept in accordance with generally accepted accounting principles. The accrual basis of accounting shall be followed by the Partnership for federal income tax purposes. The taxable year of the Partnership shall be its Fiscal Year.

                 13.1.3 Notwithstanding anything in the Partnership Act (including, without limitation, Section 17-305(b) thereof) to the contrary, the General Partner shall have no right to keep confidential from any Class X or Class Z Limited Partner any information concerning the Partnership.

                 13.2 Annual Reports. Within ninety (90) days after the end of each Fiscal Year, the General Partner shall cause to be delivered to each Person who was a Limited Partner at any time during the Fiscal Year, an annual report containing the following:

                                  (i)  financial statements of the Partnership,
         including, without limitation, a balance sheet as of the end of the Fiscal Year and statements of income, Partners' equity and cash flow (as required by generally accepted accounting principles) for such Fiscal Year (and including as a supplemental schedule thereto a statement showing the Capital Account of each Partner and the amounts of all allocations and distributions affecting the Capital Account of each Partner during such Fiscal Year), which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be reported on by a firm of independent certified public accountants; and

                                  (ii)  a statement, in reasonable detail,
         showing the amounts received by the Partnership and the computations made by the Partnership to determine the distributions to each Partner during such Fiscal Year.

                 13.3 Tax Information. Within ninety (90) days after the end of each Fiscal Year, the General Partner will cause to be delivered to each Person who was a Partner at any time during such Fiscal Year a Form K-1 and such other information, if any, with respect to the Partnership as may be necessary for the preparation of such Partner's federal income tax returns, including a statement showing each Partner's share of income, gain or loss, expense and credits for such Fiscal Year for federal income tax purposes. In addition, at the request of any Limited Partner (which request may state that it shall apply to all subsequent Fiscal Years), the General Partner will cause to be delivered to such Limited Partner, within ninety (90) days after the end of each Fiscal Year, the Partnership's Form 1065 (together with schedules and attachments) and such information regarding the Partnership's state tax returns as such Limited Partner may reasonably request.

                 13.4 Interim Reports. Within sixty (60) days after the end of each of the first three (3) quarters of each Fiscal Year, the General Partner shall cause to be delivered to each Person who was a Class X or Class Z Limited Partner at any time during such quarter, unaudited financial statements of the type referred to in paragraph 13.2(i).

                 13.5 Partnership Funds. The funds of the Partnership which are not invested in Investments or temporary investments pursuant to paragraph 5.1.1(k) may be deposited in the name of the Partnership in one or more bank accounts in one or more United States banking corporations with an unrestricted surplus of at least $250,000,000. Withdrawals therefrom shall be made upon such signature(s) as the General Partner may designate. No funds of the Partnership shall be kept in any account other than a Partnership account; and funds shall not be commingled with the funds of any other Person.


                                  ARTICLE XIV

           Representations, Warranties and Covenants of the Partners

                          14.1  Representations, Warranties and Covenants of
the Limited Partners. Each Limited Partner hereby severally represents, warrants and covenants that:

                                  (a)              Such Limited Partner is
acquiring its Interest for investment for its own account and not with a view to the resale or distribution thereof in violation of applicable securities laws.

                                  (b)              Such Limited Partner is not
acting as a nominee or agent for any Person, and does not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participation in its Limited Partnership Interest to any Person, other than as disclosed in writing to the Partnership.

                                  (c)              Such Limited Partner is an
"accredited investor" (as defined in Rule 501 promulgated under the Securities
Act), can bear the economic risk of its investment for an indefinite period of time and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Partnership.

                                  (d)              Such Limited Partner has had
an opportunity to ask questions of the General Partner and its Affiliates regarding the terms of the offering of Interests in the Partnership and other matters pertaining to its investment in the Partnership, and all such questions have been answered to the satisfaction of such Limited Partner.

                                  (e)              Such Limited Partner has
been afforded an opportunity to examine the books, records, financial statements, contracts, documents and other information concerning the Partnership, the General Partner and their respective Affiliates, and has been given all information as has been requested by such Limited Partner in order to evaluate the merits and risks of an investment in the Partnership.

                                  (f)              Such Limited Partner
acknowledges that: (i) an investment in the Partnership is highly speculative;
(ii) the Partnership has only recently been organized and has no financial or operating history; (iii) an investment in the Partnership involves substantial risks; and (iv) no Person has attempted to minimize the risks of an investment in the Partnership.

                                  (g)              Such Limited Partner has
performed its own due diligence with respect to its investment in the Partnership and is relying on that due diligence in making its investment. Such Limited Partner is not relying on the General Partner or its Affiliates with respect to tax, suitability or other economic considerations of its investment in the Partnership.

                                  (h)              Such Limited Partner
understands and acknowledges that its Limited Partnership Interest will not be registered for sale under the Securities Act, in reliance upon an exemption from the registration requirements thereof, and that its Limited Partnership Interest will not be registered or qualified for sale under the securities or Blue Sky laws of any other jurisdiction. Such Limited Partner understands and acknowledges that the availability of such exemption is based, in part, upon its representations in this Agreement. Such Limited Partner also understands and acknowledges that no federal or state agency has made any recommendation or endorsement of an investment in the Partnership.

                                  (i)              Such Limited Partner
understands that (i) its Limited Partnership Interest is a "restricted security" (as defined in Rule 144 promulgated under the Securities Act) and that it may not be resold or otherwise transferred without registration under the Securities Act and applicable state securities laws unless an exemption from registration is available; (ii) transfer of its Limited Partnership Interest is further restricted by this Agreement; and (iii) legends may be placed on any certificate or other document evidencing the Limited Partnership Interests, setting forth the foregoing transfer restrictions and such other matters as the Partnership may consider necessary or desirable to comply with federal and state securities laws.

                                  (j)              Such Limited Partner has not
and will not enter into any agreement pursuant to which the Partnership or any other Limited Partner will be liable, as a result of the transactions contemplated by this Agreement, for any claim of any person for any commission, fee or other compensation as finder or broker.

                                  (k)              Unless an asterisk appears
next to its name on the signature page hereto, such Limited Partner is not an ERISA Partner.

                          14.2  Representations, Warranties and Covenants of
the General Partner. The General Partner represents and warrants to each Limited Partner that:

                          (a)  The Partnership (i) has been duly formed and is
validly existing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to conduct its business as contemplated in this Agreement, and (ii) is, under currently applicable law and regulations, a partnership for federal income tax purposes which will not be treated, for such purposes, as an association.

                          (b)  The General Partner is a duly formed and validly
existing corporation under the laws of the State of Delaware, with full corporate power and authority to perform its obligations herein.

                          (c)  All action required to be taken by the General
Partner and the Partnership as a condition to the issuance and sale of the Limited Partnership Interests being purchased by the Limited Partners has been taken; the Interest in the Partnership of each Limited Partner represents a duly and validly issued Limited Partnership Interest; and each Limited Partner of the Partnership is entitled to all the benefits of a Limited Partner under this Agreement and the Partnership Act.

                          (d)  This Agreement has been duly authorized,
executed and delivered by the General Partner and, upon due authorization, execution and delivery by a Limited Partner, will constitute the valid and legally binding agreement of the General Partner enforceable in accordance with its terms against the General Partner.

                 14.3     Representations, Warranties and Covenants of All
Partners.
                 14.3.1 Each Partner severally represents and warrants to the Partnership that, except as otherwise disclosed in writing to the General Partner, to the best knowledge of such Partner, as of the date hereof (or, if later, as of the date of its admission to the Partnership):

                          (a)     such Partner is not an Alien;

                          (b)     if such Partner is the General Partner or an
Attributable Limited Partner, neither such Partner nor any Person holding an "attributable" interest (as defined below) in the Partnership through such Partner (an "Attributable Person") owns or has any "attributable" interest in
(i) a television broadcast station or (ii) a national television network (such as ABC, CBS, or NBC);

                          (c)     if such Partner is the General Partner or an
Attributable Limited Partner or a Non-Attributable Limited Partner whose Capital Commitment represents five percent or more of the total Capital Commitments of all Partners, neither such Partner nor any Attributable Person owns or has (i) any

"attributable" interest or five percent or greater equity interest in any of the telephone or wireless cable companies listed on Exhibit G to the FrontierVision Purchase Agreement or (ii) any "attributable" interest or greater than twenty percent interest in any of the television broadcast companies listed on Exhibit G to the FrontierVision Purchase Agreement;

                          (d)     neither such Partner nor any Person
controlling such Partner has had any FCC station license, permit or authorization revoked; and

                          (e)     if such Partner is a General Partner or a
Limited Partner whose Capital Commitment represents five percent or more of the total Capital Commitments of all Partners, neither such Partner nor any Attributable Person (as a result of an interest in such Partner) is subject to a denial of federal benefits, including specifically FCC benefits, pursuant to
Section 5301 of the Anti-Drug Abuse Act of 1988.

As used in this paragraph 14.3.1, "attributable" interest shall have the meaning given to such term in Sections 73.3555 and 76.501 of Title 47 of the Code of Federal Regulations or any successor provision, which provides generally that any five percent or greater voting stock interest, any partnership interest, or any position as an officer or director is an "attributable" interest. If a Limited Partner makes its representations and warranties in this paragraph 14.3 based on a position regarding attribution that requires a submission to the FCC, then such Limited Partner shall be responsible for making such submission to the FCC and shall furnish a copy of such submission to the General Partner.

                 14.3.2 The General Partner, with the approval of a majority in Interest of the Class X Limited Partners, from time to time may circulate to the Limited Partners a revised Exhibit G, modified to specifically identify additional companies or businesses with media or telecommunications interests relevant to assessing compliance and reporting obligations of the Partnership. Within fifteen (15) business days after its receipt of any such revised Exhibit G, each Limited Partner receiving such revised Exhibit G shall advise the General Partner in writing whether, to the best knowledge of such Limited Partner, as of the date thereof, the representations and warranties made by such Limited Partner in paragraph 14.3.1 continue to be true and correct (taking into account such revised Exhibit G). Each Partner hereby severally covenants and agrees: (a) to report in writing to the General Partner promptly after such Partner becomes aware that, as of any future date, any representation made in paragraph 14.3.1, or any information provided by such Partner with respect to a revised Exhibit G, no longer is true and correct, and the reason therefor; and (b) to use reasonable efforts to obtain and provide information reasonably available to such Partner (within the time period reasonably requested) in response to requests from the FCC or reasonable requests from the General Partner in connection with FCC matters.

                                   ARTICLE XV

                                 Miscellaneous

                 15.1  Notices.

                 15.1.1 Any notice to any Limited Partner shall be at the address of such Partner set forth in Schedule A hereto or such other mailing address of which such Limited Partner shall advise the General Partner in writing. Any notice to the Partnership or the General Partner shall be at the principal office of the Partnership as set forth in paragraph 2.3. The General Partner may at any time change the location of such office. Prompt notice of any such change shall be given to the Partners.

                 15.1.2  Any notice shall be deemed to have been duly given if
(i) sent by United States certified or registered mail, return receipt requested, when received, (ii) personally delivered or delivered by telecopy, when received, or (iii) sent by United States Express Mail or overnight courier, on the second following business day.

                 15.2 GOVERNING LAW; SEPARABILITY OF PROVISIONS. IT IS THE INTENTION OF THE PARTIES THAT THE INTERNAL LAWS OF THE STATE OF DELAWARE AND, IN PARTICULAR, THE PROVISIONS OF THE PARTNERSHIP ACT, SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE HELD TO BE INVALID, THE REMAINDER OF THIS AGREEMENT SHALL NOT BE AFFECTED THEREBY.

                 15.3 JUDICIAL PROCEEDINGS. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR TO THE PARTNERSHIP AFFAIRS OR THE RIGHTS OR INTERESTS OF THE PARTNERS OR ANY OF THEM OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT, WHETHER ARISING DURING THE PARTNERSHIP TERM OR AT OR AFTER ITS TERMINATION OR DURING OR AFTER THE LIQUIDATION OF THE PARTNERSHIP (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS IS HEREINAFTER REFERRED TO AS A "PARTNERSHIP DISPUTE"), SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE STATE OF DELAWARE, AND EACH OF THE PARTIES HERETO (I) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (II) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVES

TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING A PARTNERSHIP DISPUTE.

                 15.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties and it supersedes any prior agreement or understandings among them, oral or written. Except for those contained in the FrontierVision Partnership Agreement and the FrontierVision Purchase Agreement, there are no representations, agreements, arrangements or under-standings, oral or written, between or among the Partners relating only to the subject matter of this Agreement which are not fully expressed herein. This Agreement may not be modified or amended other than pursuant to Article X.

                 15.5 Headings, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

                 15.6 Binding Provisions. Subject to Articles VII and VIII, the covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, successors and assigns of the respective parties hereto.

                 15.7 No Waiver. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

                 15.8 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation, Consents, waivers, amendments and modifications which may hereafter be executed, and certificates and other information previously or hereafter furnished to any Limited Partner, may be reproduced by it by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and any Limited Partner may destroy any original document so reproduced. The Partnership, the General Partner and each Limited Partner agree and stipulate that, to the fullest extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Limited Partner in the regular course of business).

                 15.9 Confidentiality. Each Partner will maintain the confidentiality of information which is, to the knowledge of such Partner, non-public information regarding the Partnership, received by such Partner pursuant to this Agreement, except as otherwise required by law. Except as may be required by law, the Partnership shall not use the name of, or make reference to, any of the Limited Partners or any of its Affiliates in any press release or in any public manner without such Limited Partner's prior written consent.

                 15.10 No Right to Partition. To the extent permitted by law, and except as otherwise expressly provided in this Agreement, the Partners, on behalf of themselves and their shareholders, partners, heirs, executors, administrators, personal or legal representatives, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of the manner in which title to any such property may be held.

                 15.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, provided that each such counterpart shall be executed by the General Partner.

                 15.12  [Intentionally Omitted].

                 15.13 Exculpation of Certain Partners. In the case of any Limited Partner that itself is a limited partnership, the Partnership and the Partners shall have full recourse to the assets of such Limited Partner for any and all obligations, liabilities, debts, agreements, covenants, representations and/or warranties of such Limited Partner to or with the Partnership and/or the Partners, but the Partnership and the Partners shall not have recourse to any general or limited partners of such Limited Partner.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        GENERAL PARTNER:
                        ---------------

                        FRONTIERVISION INC.


                        By:           /s/ James C. Vaughn
                                 ---------------------------------------------
                                 Name:   James C. Vaughn
                                 Title:  President


                        LIMITED PARTNERS:

                        ------------------------------

                          /s/ John W. Watkins
                        ------------------------------

                          /s/ Lawrence C. Tucker
                        ------------------------------

                          /s/ James A. Conroy
                        ------------------------------

                          /s/ L. Watts Hamrick III
                        ------------------------------


Accepted and agreed to as
to paragraph 3.11(e)

/s/ James C. Vaughn
- -------------------------
James C. Vaughn

/s/ John S. Koo
- -------------------------
John S. Koo

                                   SCHEDULE A

                             AS OF AUGUST   , 1995



NAME AND ADDRESS
   OF PARTNER                         CLASS OF INTEREST             CAPITAL COMMITMENT
- ----------------                      -----------------             ------------------
GENERAL PARTNER:
- ---------------

FrontierVision Inc.                  General Partnership                $    12,885
1777 South Harrison Street
Suite P 200
Denver, Colorado 80210

LIMITED PARTNERS:
- ----------------

CLASS X LIMITED PARTNERS:
- ------------------------

J.P. Morgan Investment               Class X                                173,753
   Corporation
101 California Street
Suite 3800
San Francisco, CA  94111

1818 II Cable Corp.                  Class X                                173,753
c/o Brown Brothers
 Harriman & Co.
59 Wall Street
New York, New York 10005

Olympus Cable Corp.                  Class X                                173,753
c/o Olympus Growth Fund II, L.P.
Metro Center
One Station Place
Stamford, Connecticut  06902

First Union Capital                  Class X                                104,251
   Partners, Inc.                                                           -------
One First Union Center
18th Floor
Charlotte, NC  28288

All Class X Limited Partners                                            $   625,510

CLASS Y LIMITED PARTNERS:
- ------------------------

James C. Vaughn                      Class Y                            $   500,000
2337 South Cook Street
Denver, Colorado  80210

John S. Koo                          Class Y                            $   150,000
5531 South Lisbon Lane                                                      -------
Aurora, Colorado  80015

All Class Y Limited Partners                                            $   650,000

All Limited Partners                                                    $ 1,275,510
                                                                          ---------

All Partners                                                            $ 1,288,395
                                                                          =========